                                                                   EXHIBIT 10.30


                                   AGREEMENT

                                      AND

                       PLAN OF MERGER AND REORGANIZATION



                                 BY AND AMONG



                              SCIQUEST.COM, INC.

                          SCIQUEST ACQUISITION, INC.

                                      AND

                         EMAX SOLUTION PARTNERS, INC.


                          Dated as of March 13, 2000
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ARTICLE 1. THE MERGER.........................................................................    2

     1.1    The Merger........................................................................    2
     1.2    Effective Time....................................................................    2
     1.3    Effect of the Merger on Constituent Corporations..................................    2
     1.4    Certificate of Incorporation and Bylaws of Surviving Corporation..................    2
     1.5    Directors and Officers of Surviving Corporation...................................    3
     1.6    Maximum Number of Shares of SciQuest Common Stock to be Issued; Conversion of
            Company Capital Stock.............................................................    3
     1.7    Dissenting Shares.................................................................    7
     1.8    Exchange Procedures...............................................................    8
     1.9    No Further Ownership Rights in Company Capital Stock..............................    9
     1.10   Lost, Stolen or Destroyed Certificates............................................    9
     1.11   Exemption from Registration.......................................................    9
     1.12   Further Action....................................................................   10

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................   10

     2.1    Organization and Qualification....................................................   10
     2.2    Authority Relative to this Agreement..............................................   10
     2.3    Capitalization....................................................................   11
     2.4    No Subsidiaries...................................................................   12
     2.5    No Conflicts......................................................................   12
     2.6    Books and Records; Organizational Documents.......................................   12
     2.7    Company Financial Statements......................................................   13
     2.8    Absence of Changes................................................................   13
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     2.9    No Undisclosed Liabilities........................................................   17
     2.10   Taxes.............................................................................   17
     2.11   Legal Proceedings.................................................................   19
     2.12   Compliance with Laws and Orders...................................................   19
     2.13   Plans; ERISA......................................................................   20
     2.14   Title to Assets...................................................................   21
     2.15   Intellectual Property.............................................................   22
     2.16   Contracts.........................................................................   33
     2.17   Insurance.........................................................................   33
     2.18   Affiliate Transactions............................................................   34
     2.19   Employees; Labor Relations........................................................   34
     2.20   Environmental Matters.............................................................   35
     2.21   Substantial Customers.............................................................   36
     2.22   Accounts Receivable...............................................................   37
     2.23   Other Negotiations; Brokers; Third Party Expenses.................................   37
     2.24   Banks and Brokerage Accounts......................................................   37
     2.25   Warranty Obligations..............................................................   37
     2.26   Foreign Corrupt Practices Act.....................................................   38
     2.27   Tax-Free Reorganization...........................................................   38
     2.28   Operating Plan....................................................................   38
     2.29   Approvals.........................................................................   38
     2.30   Information Statement.............................................................   39
     2.31   Due Diligence.....................................................................   39
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     2.32   Investment Advisors...............................................................   39
     2.33   Disclosure........................................................................   39

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF SCIQUEST AND MERGER SUB                             39

     3.1    Organization and Qualification....................................................   40
     3.2    Authority Relative to this Agreement..............................................   40
     3.3    Issuance of SciQuest Common Stock.................................................   40
     3.4    Capitalization....................................................................   41
     3.5    SEC Documents; SciQuest Financial Statements......................................   41
     3.6    No Conflicts......................................................................   42
     3.7    Organizational Documents..........................................................   42
     3.8    SciQuest Financial Statements.....................................................   42
     3.9    Absence of Changes................................................................   43
     3.10   Information to be Supplied by SciQuest and Merger Sub.............................   43
     3.11   Investment Advisors...............................................................   43
     3.12   Tax-Free Reorganization...........................................................   43
     3.13   Third-Party Consents..............................................................   43
     3.14   Disclosure........................................................................   43

ARTICLE 4. CONDUCT PRIOR TO THE EFFECTIVE TIME................................................   43

     4.1    Conduct of Business of Company....................................................   43
     4.2    No Solicitation...................................................................   46

ARTICLE 5. ADDITIONAL AGREEMENTS..............................................................   47

     5.1    Information Statement.............................................................   47
     5.2    Stockholder Approval..............................................................   48
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     5.3      Access to Information...............................................................................47
     5.4      Confidentiality.....................................................................................48
     5.5      Expenses............................................................................................48
     5.6      Public Disclosure...................................................................................48
     5.7      Approvals...........................................................................................49
     5.8      Notification of Certain Matters.....................................................................49
     5.9      Additional Documents and Further Assurances.........................................................49
     5.10     Form S-8............................................................................................49
     5.11     NNM Listing of Additional Shares Application........................................................49
     5.12     Company's Auditors..................................................................................49
     5.13     Takeover Statutes...................................................................................50
     5.14     Directors' and Officers' Indemnification............................................................50
     5.15     Benefit Arrangements................................................................................50
     5.16     Treatment as Reorganization.........................................................................51
     5.17     Company Repurchases.................................................................................51
     5.18     Merger Sub..........................................................................................51
ARTICLE 6. CONDITIONS TO THE MERGER...............................................................................51
     6.1      Conditions to Obligations of Each Party to Effect the Merger........................................51
     6.2      Additional Conditions to Obligations of Company.....................................................52
     6.3      Additional Conditions to the Obligations of SciQuest and Merger Sub.................................53
ARTICLE 7. SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND  AGREEMENTS; ESCROW PROVISIONS..................54
     7.1      Survival of Representations, Warranties, Covenants and Agreements...................................54
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     7.2      Indemnification and Escrow Provisions...............................................................55
ARTICLE 8. TERMINATION, AMENDMENT AND WAIVER......................................................................55
     8.1      Termination.........................................................................................55
     8.2      Effect of Termination...............................................................................57
     8.3      Amendment...........................................................................................57
     8.4      Extension; Waiver...................................................................................57
ARTICLE 9. MISCELLANEOUS PROVISIONS...............................................................................57
     9.1      Notices. ...........................................................................................57
     9.2      Entire Agreement....................................................................................58
     9.3      Further Assurances; Post-Closing Cooperation........................................................59
     9.4      Waiver.  ...........................................................................................59
     9.5      Third Party Beneficiaries...........................................................................59
     9.6      No Assignment; Binding Effect.......................................................................59
     9.7      Headings............................................................................................59
     9.8      Invalid Provisions..................................................................................59
     9.9      Governing Law.......................................................................................59
     9.10     Waiver of Trial by Jury.............................................................................60
     9.11     Construction........................................................................................60
     9.12     Counterparts........................................................................................60
     9.13     Specific Performance................................................................................60
ARTICLE 10. DEFINITIONS...........................................................................................60
     10.1     Definitions.........................................................................................60
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EXHIBITS

Exhibit A               -       Form of Voting Agreement
Exhibit B               -       Form of Certificate of Merger
Exhibit C               -       Form of Stockholder Certificate
Exhibit D-1             -       Form of SciQuest Officer's Certificate
Exhibit D-2             -       Form of SciQuest Secretary's Certificate
Exhibit E               -       Matters to be Covered by Legal Opinion of Morris, Manning & Martin, LLP
Exhibit F-1             -       Form of Company Officer's Certificate
Exhibit F-2             -       Form of Company Secretary's Certificate
Exhibit G               -       Matters to be Covered by Legal Opinion of Drinker Biddle & Reath LLP
Exhibit H               -       Form of Employment Agreement
Exhibit I               -       Depositary Agent Fee Schedule
Exhibit J               -       Registration Rights Agreement
Exhibit K               -       Company Tax Representation Letter
Exhibit L               -       SciQuest Tax Representation Letter
Exhibit M                       Escrow Agreement
Exhibit N                       Option Examples
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                                     -vi-

                                 AGREEMENT AND

                       PLAN OF MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Agreement") is
                                                                ---------
made and entered into as of March 13, 2000, by and among SCIQUEST.COM, INC., a Delaware corporation ("SciQuest"), SCIQUEST ACQUISITION, INC., a Delaware
                       --------
corporation and wholly-owned subsidiary of SciQuest ("Merger Sub"), and EMAX
                                                      ----------
SOLUTION PARTNERS, INC., a Delaware corporation ("Company").  Capitalized terms
                                                  -------
used and not otherwise defined herein have the meanings set forth in Article 10.
                                                                     ----------

                                   RECITALS

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, SciQuest and Company intend to enter into a business combination transaction pursuant to which Merger Sub shall merge with and into Company (the "Merger").

     B. The respective Boards of Directors of each of SciQuest, Merger Sub and Company believe that the Merger is in the best interests of SciQuest, Merger Sub and Company and their respective stockholders and, in furtherance thereof, have approved the Merger, this Agreement and the other transactions contemplated by this Agreement.

     C. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, (i) all of the shares of capital stock of Company which are issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive shares of Common Stock of SciQuest ("SciQuest Common Stock") and (ii) all Company Options then
                    ---------------------
outstanding (whether vested or unvested) will become exercisable for SciQuest Common Stock, on the terms and subject to the conditions set forth herein.

     D. As an inducement to SciQuest and Merger Sub to enter into this Agreement, certain stockholders of Company have concurrently herewith entered into Voting Agreements with SciQuest in substantially the form attached hereto as Exhibit A ("Voting Agreements") pursuant to which, among other things, such
   ---------   -----------------
stockholders have agreed to vote the shares of Company Capital Stock owned by them in favor of the Merger.

     SciQuest, Merger Sub and Company intend that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and in furtherance thereof intend that this Agreement shall be a "Plan of Reorganization" within the meaning of Sections 354(a) and 361(a) of the Internal Revenue Code.

     E. The Company, Merger Sub and SciQuest desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

     F. A portion of the shares of SciQuest Common Stock otherwise issuable or reserved for issuance by SciQuest in connection with the Merger shall be placed in escrow by SciQuest, the release of which amount shall be contingent upon certain events and conditions, all as set forth in the Escrow Agreement in substantially the form attached hereto as Exhibit M (the "Escrow Agreement") herein.
---------

     NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), and intending to be legally bound hereby, the parties agree as follows:

                                  ARTICLE 1.
                                  THE MERGER

     1.1  The Merger.      At the Effective Time and subject to and upon the
          ----------
terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law (the "DGCL") Merger Sub shall be merged with and into Company, the separate corporate existence of Merger Sub shall cease, and Company shall continue as the surviving corporation. Company is sometimes referred to herein as the "Surviving Corporation."

     1.2  Effective Time.      Unless this Agreement is earlier terminated
          --------------
pursuant to Section 8.1, the closing of the Merger (the "Closing") will take
            -----------                                  -------
place as promptly as practicable, but no later than five business days following the satisfaction or waiver of the conditions set forth in Article 6, at the Pennsylvania offices of Company, unless another place or time is agreed to by SciQuest and Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall
                    ------------
cause the Merger to be consummated by filing a Certificate of Merger (or like instrument), in substantially the form attached hereto as Exhibit B (the
                                                          ---------
"Certificate of Merger"), with the Secretary of State of the State of Delaware,
 ---------------------
and in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of the State of Delaware of such filing, or such later time agreed to by the parties and set forth in the Certificate of Merger, being referred to herein as the "Effective Time").
                                         --------------

     1.3  Effect of the Merger on Constituent Corporations.  At the Effective
          ------------------------------------------------
Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub and Company shall vest in the Surviving Corporation; all debts, liabilities, obligations, restrictions, disabilities and duties of Merger Sub and Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation; the title to all real estate and other property owned by either Merger Sub or Company shall be vested in Company as the Surviving Corporation without reversion or impairment; the Surviving Corporation shall have all liabilities of Merger Sub and Company; and a proceeding pending against either Merger Sub or Company may be continued as if the Merger did not occur or Company as the Surviving Corporation may be substituted in such proceeding for Merger Sub.

     1.4  Certificate of Incorporation and Bylaws of Surviving Corporation.
          ------------------------------------------------------------------

          (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the

Surviving Corporation from and after the Effective Time until thereafter amended as provided by law and such Certificate of Incorporation and bylaws of the Surviving Corporation.

          (b) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by such bylaws, the Certificate of Incorporation and applicable law.

     1.5  Directors and Officers of Surviving Corporation.  The directors of
          ------------------------------------------------
Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation.

     1.6  Maximum Number of Shares of SciQuest Common Stock to be Issued;
          ----------------------------------------------------------------
          Conversion of Company Capital Stock.
          -----------------------------------

          The maximum number of shares of SciQuest Common Stock to be issued or reserved for issuance as a result of the Merger and the other transactions contemplated by this Agreement (including SciQuest Common Stock to be reserved for issuance pursuant to the Converted Option Shares upon exercise of any of Company Options to be assumed by SciQuest as provided herein but excluding any Additional Option Shares) shall not exceed the Aggregate Share Number. On the terms and subject to the conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of SciQuest, Merger Sub, Company or any holder of Company Capital Stock or Company Options, the following shall occur:

          (a) Conversion of Company Capital Stock. At the Effective Time, each
              -----------------------------------
share of Company Capital Stock which is issued and outstanding immediately prior to the Effective Time (other than any shares of Company Capital Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as provided in
                     --------------
Section 1.7)) will be canceled and extinguished and each share of Company
-----------
Capital Stock which is issued and outstanding immediately prior to the Effective Time shall be converted automatically into the right to receive that number of shares of SciQuest Common Stock as follows:

              (i) Company Common Stock. Each share of Company Common Stock
                  --------------------
              issued and outstanding immediately prior to the Effective Date, including without limitation the Company Common Stock issuable to Polar Investment Partners ("Polar"), shall be converted into and thereafter represent that number of shares of SciQuest Common Stock equal to the Exchange Ratio. The parties acknowledge that the shares of Company Common Stock shall convert into an aggregate of 104,584 shares of SciQuest Common Stock (assuming no Dissenting Shares).

              (ii) Series A Preferred Stock. Each share of Company Series A
                   ------------------------
              Preferred issued and outstanding immediately prior to the Effective Date shall be converted into and thereafter represent that number of shares of SciQuest Common Stock equal to the Exchange Ratio divided by
              10. The parties acknowledge that the shares of Company Series A Preferred Stock shall convert into an aggregate of 440,790 shares of SciQuest Common Stock (assuming no Dissenting Shares).

              (iii) Series B Preferred Stock. Each share of Company Series B
                    ------------------------
              Preferred Stock issued and outstanding immediately prior to the Effective Date shall be converted into and thereafter represent that number of shares of SciQuest Common Stock equal to the Exchange Ratio divided by 10. The parties acknowledge that the shares of Company Series B Preferred Stock shall convert into an aggregate of 40,572 shares of SciQuest Common Stock (assuming no Dissenting Shares).

              (iv)  Series D Preferred Stock. Each share of Company Series D
                    ------------------------
              Preferred Stock issued and outstanding immediately prior to the Effective Date shall be converted into and thereafter represent that number of shares of SciQuest Common Stock equal to the Exchange Ratio divided by 8.55. The parties acknowledge that the shares of Company Series D Preferred Stock shall convert into an aggregate of 284,926 shares of SciQuest Common Stock (assuming no Dissenting Shares).

              (v)   Series E Preferred Stock. Each share of Company Series E
                    ------------------------
              Preferred Stock issued and outstanding immediately prior to the Effective Date shall be converted into and thereafter represent that number of shares of SciQuest Common Stock equal to the sum of
              (A) the number of shares of SciQuest Common Stock equal to the Exchange Ratio and (B) the quotient of (I) $7,000,000 divided by the Signing Stock Price, divided by (II) the aggregate number of shares of Series E Preferred Stock outstanding immediately prior to the Closing. The parties acknowledge that the shares of Company Series E Preferred Stock shall convert into an aggregate of 627,789 shares of SciQuest Common Stock (assuming no Dissenting Shares).

              (vi)  Series F Preferred Stock. Each shares of Company Series F
                    ------------------------
              Preferred Stock issued and outstanding shall automatically be cancelled and extinguished without any conversion thereof and without any further action on the part of SciQuest or Company.

     (b)    For purposes of this Agreement:

              (i)   "Outstanding Share Number" means the aggregate number of
                     ------------------------
              shares of Company Common Stock outstanding immediately prior to the Effective Time (assuming the conversion of all shares of Company Preferred Stock and the exercise in full, by cash exercise, of all unvested and vested Company Options and all Company Warrants and Company Stock Purchase Rights which are not exercised, converted, exchanged or expired as of the Effective
              Time).

              (ii)  "Aggregate Share Number" means the number of shares of
                     ----------------------
              SciQuest Common Stock determined by (x) dividing One Hundred Forty-Nine Million Five Hundred Thousand Dollars ($149,500,000) by the Signing Share Price (the Parties acknowledge that the Signing Share Price is $74.75625) and (y) subtracting from the number determined in clause (x) the number of shares of SciQuest Common Stock that would be issuable in respect of Dissenting
              Shares in the absence of Section 1.7(a) (the "SciQuest Dissenting
                                       --------------
              Shares"). The Parties acknowledge that the Aggregate Share Number is 1,999,832 (assuming no Dissenting Shares).

              (iii) "Exchange Ratio" means the quotient obtained by dividing (x)
                     --------------
              the Adjusted Aggregate Share Number by (y) the Outstanding Share Number. The parties acknowledge that the Exchange Ratio is
              0.487061 (assuming no Dissenting Shares).

              (iv)  "Additional Options" means the shares of SciQuest Common
                     ------------------
              Stock issuable upon exercise of additional options granted to the holders of Company Options pursuant to Section 1.6(d).
                                                     --------------

              (v)   "Adjusted Aggregate Share Number" means the number of shares
                     -------------------------------
              of SciQuest Common Stock equal to (x) One Hundred Forty-Two Million Five Hundred Thousand Dollars ($142,500,000) divided by the Closing Price less (y) the SciQuest Dissenting Shares. The parties acknowledge that the Adjusted Aggregate Share Number is 1,906,195 (assuming no Dissenting Shares).

     (c) Cancellation of Company-Owned Stock.  Each share of Company Capital
         -----------------------------------
Stock owned by Company or any Subsidiary of Company immediately prior to the Effective Time shall be automatically canceled and extinguished without any conversion thereof and without any further action on the part of SciQuest or Company.

     (d) Company Options and Company Stock Plan.  At the Effective Time all
         --------------------------------------
unexpired and unexercised Company Options then outstanding, whether vested or unvested, shall be assumed by SciQuest in accordance with the provisions described below.

              (i) At the Effective Time, each unexpired and unexercised Company Option issued pursuant to the EMAX Solution Partners, Inc. 1993 Stock Plan, as amended (the "Company Stock Plan") which is
                                                ------------------
              then outstanding, whether or not exercisable, whether or not vested, shall by virtue of the Merger be assumed by SciQuest together with Company Stock Plan; provided, however, that each holder of Company Options (an "Optionholder") shall elect prior to the Effective Time to either (A) retain the Company Options held by such person (which Company Options will vest at the Effective Time in accordance with the terms of the Company Stock Plan) or
              (B) retain the portion of the Company Options held by such person that is vested immediately prior to the Effective Time and amend the portion of the Company Options held by such person that is unvested immediately prior to the Effective Time (the "Amended Options") to provide that such Amended Options will vest as set forth in this
              Section 1.6(d)(i) (the "Amendment") and receive in consideration of the Amendment options to acquire such number of shares of SciQuest Common Stock (the "Additional Options") equal to the Exchange Ratio multiplied by 50% of the number of shares subject to all outstanding Company Options (without regard to vesting) held by such person immediately prior to the Effective Time. The Amended Options and Additional Options shall vest as follows: 25% of such Amended Options and Additional Options shall be vested as of the Effective Time and 25% of the Amended Options and Additional Options shall vest on the next three succeeding anniversaries of the Effective Time. The Amended Options shall further provide that if an Optionholder's employment with SciQuest is terminated other than for Cause (as defined in the Employment Agreement), then all Amended Options shall immediately vest. The Additional Options shall have an exercise price equal to $7.66 divided by the Exchange Ratio. The Additional Options will be granted pursuant to an employee compensation plan of SciQuest, and the shares of SciQuest Common Stock issuable upon exercise of such Additional Options will be registered on a registration statement on Form S-8. Each Company Option so assumed by SciQuest under this Agreement shall continue to have, and be subject to, the same terms and conditions as were applicable to such Company Option immediately prior to the Effective Time (including any repurchase rights or vesting provisions), provided that (A) such Company Option shall be exercisable for that number of whole shares of SciQuest Common Stock equal to the product of the number of shares of Company Capital Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole number of shares of SciQuest Common Stock) and (B) the per share exercise price for the shares of SciQuest Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole cent). Without limiting the generality of this Section 1.6(d)(i), Exhibit N attached hereto
                                                    ---------
              sets forth examples of the calculation of the Amended Options and Additional Options.

              (ii) It is the intention of the parties that Company Options assumed by SciQuest shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Internal Revenue Code to the same extent Company Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 1.6(c) shall be applied
                                         --------------
              consistent with this intent.

              (e)   Adjustments to Exchange Ratio. The Exchange Ratio shall be
                    -----------------------------
equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into SciQuest Common Stock or Company Capital Stock), reorganization, reclassification, recapitalization or other like change with respect to SciQuest Common Stock or Company Capital Stock the effective date of which occurs after the date hereof and prior to the Effective Time.

              (f)   Fractional Shares. No fraction of a share of SciQuest Common
                    -----------------
Stock will be issued in the Merger, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of SciQuest Common Stock (after aggregating all fractional shares of SciQuest Common Stock to be received by such holder) shall be entitled to receive from SciQuest an amount of cash (rounded to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the Signing Stock Price.

              (g)   Capital Stock of Merger Sub. Each share of Merger Sub Common
                    ---------------------------
Stock which is issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

         1.7  Dissenting Shares.
              -------------------

              (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has asserted dissenters' rights for such shares in accordance with the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to
         -----------------
receive SciQuest Common Stock pursuant to Section 1.6, but the holder thereof
                                          -----------
shall only be entitled to such rights as are granted by the DGCL.

              (b)   Notwithstanding the provisions of Section 1.7(a) above, if
                                                      --------------
any holder of shares of Company Capital Stock who demands purchase of such shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights, then, as of the later of
(i) the Effective Time or (ii) the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive SciQuest Common Stock as provided in Section 1.6, without interest
                                             -----------
thereon, upon surrender to Company of the certificate representing such shares in accordance with Section 1.8 of this Agreement.
                   -----------

              (c) The Company shall give SciQuest (i) prompt notice of its receipt of any written demand for purchase of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments relating to the Merger served pursuant to the DGCL and received by Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for purchase of any shares of Company Capital Stock under the DGCL. The Company shall not, except with the prior written consent of SciQuest or as may be required under applicable law, voluntarily make any payment with respect to any demands for purchase of Company Capital Stock or offer to settle or settle any such demands.

         1.8  Exchange Procedures.
              ---------------------

               (a) SciQuest Common Stock.  On the Closing Date, SciQuest shall
                   ---------------------
deposit with the Exchange Agent for exchange in accordance with this Article 1,
                                                                     ---------
the Aggregate Share Number, less the number of shares of SciQuest Common Stock equal to (i) the aggregate cash payable in lieu of fractional shares pursuant to
Section 1.6(f) divided by (ii) the Signing Share Price; provided, however, that,
--------------
on behalf of the holders of Company Capital Stock, SciQuest shall deposit into an escrow account pursuant to the Escrow Agreement a number of shares of SciQuest Common Stock equal to the Escrow Amount. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of SciQuest Common Stock, which such holder would otherwise be entitled to receive by virtue of ownership of outstanding shares of Company Capital Stock.

               (b) Exchange Procedures. Promptly after the Effective Time, the
                   -------------------
Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (the "Company
                                                              -------
Certificates") and which shares were converted into the right to receive shares
-------------
of SciQuest Common Stock pursuant to Section 1.6, (i) a letter of transmittal in
                                     -----------
customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of Company Certificates to the Exchange Agent and shall be in such form and have such other provisions as SciQuest may reasonably specify) and (ii) instructions for use in effecting the surrender of Company Certificates in exchange for certificates representing shares of SciQuest Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by SciQuest, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Company Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of SciQuest Common Stock (less the number of shares of SciQuest Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to the Escrow Agreement), to which such holder is entitled pursuant to Section
                                                                       -------
1.6 and cash in lieu of fractional shares (if any) to which such holder is
---
entitled pursuant to Section 1.6(f), and Company Certificate so surrendered
                     -----------
shall be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of the Escrow Agreement, SciQuest shall cause to be distributed to the Depositary Agent a certificate or certificates (in such denominations as may be requested by the Depositary Agent) representing that number of shares of SciQuest Common Stock equal to the Escrow Amount, which certificate shall be registered in the name of the Depositary Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate SciQuest as provided in the Escrow Agreement. Until surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than payment of dividends, to evidence the ownership of the number of full shares of SciQuest Common Stock into which such shares of Company Capital Stock shall have been so converted and cash in lieu of fractional shares.

               (c)  Distributions With Respect to Unexchanged Shares of Company
                    -----------------------------------------------------------
Capital Stock. No dividends or other distributions with respect to SciQuest
-------------
Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of SciQuest

Common Stock represented thereby until the holder of record of such Certificate shall surrender such Company Certificate. Subject to applicable law, following surrender of any such Company Certificate, there shall be paid to the record holder of the certificates representing whole shares of SciQuest Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section
                                                                   -------
1.8(c)) with respect to such whole shares of SciQuest Common Stock.
------

               (d)  Transfers of Ownership. If any certificate for shares of
                    ----------------------
SciQuest Common Stock is to be issued pursuant to the Merger in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to SciQuest or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of SciQuest Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of SciQuest or any agent designated by it that such tax has been paid or is not payable.

               1.9  No Further Ownership Rights in Company Capital Stock. All
                    ----------------------------------------------------
shares of SciQuest Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of Company of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.
                                           ---------


               1.10 Lost, Stolen or Destroyed Certificates. In the event any
                    --------------------------------------
Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue certificates representing such shares of SciQuest Common Stock and cash in lieu of fractional shares in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof; provided, however, SciQuest or the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to provide an indemnity or deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against SciQuest or the Exchange Agent with respect to Company Certificates alleged to have been lost, stolen or destroyed.

               1.11 Exemption from Registration. The shares of SciQuest Common
                    ---------------------------
Stock to be issued pursuant to Section 1.6 in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder (the "Securities Act"), by reason of Rule 506 of Regulation D of the Securities Act.

               1.12 Further Action. If, at any time after the Effective Time,
                    --------------
any such further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving

Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company, or to effect the assignment to Company of any and all Company Intellectual Property created by a founder, employee or consultant of Company (including Intellectual Property created by any of Company's founders prior to the creation of Company), or to complete and prosecute all domestic and foreign patent filings related to such Company Intellectual Property, the officers and directors of the Surviving Corporation are fully authorized to take, and will take, all such lawful and necessary action.

                                  ARTICLE 2.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to each of SciQuest and Merger Sub, subject to such exceptions as are specifically disclosed with respect to specific numbered and lettered sections of this Article 2 in the
                                                           ---------
disclosure schedule and schedule of exceptions (the "Company Disclosure
                                                     ------------------
Schedule") delivered by Company to SciQuest herewith (it being understood that a
--------
disclosure contained in any section of the Company Disclosure Schedule shall relate to another section without an express crossreference if the disclosure is readily apparent on its face to a reasonable person to be applicable to such other section), dated as of the date hereof, and organized with corresponding numbered and lettered sections and subsections, as follows:

     2.1  Organization and Qualification. The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use, license and lease its Assets and Properties. The Company is duly qualified, licensed or admitted to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a Material Adverse Effect on Company. Section 2.1 of the Company Disclosure Schedule sets forth each jurisdiction where Company is so qualified, licensed or admitted to do business and separately lists each other jurisdiction in which Company owns or leases real properties or has employees.

     2.2 Authority Relative to this Agreement. Subject only to the requisite approval of the stockholders of Company, Company has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements which are attached (or forms of which are attached) as exhibits hereto (the "Ancillary Agreements") to which Company is a party; to perform its
             --------------------
obligations hereunder and thereunder; and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Company of this Agreement and the Ancillary Agreements to which Company is a party and the consummation by Company of the transactions contemplated hereby and thereby, and the performance by Company of its obligations hereunder and thereunder, have been duly and validly authorized unanimously by all necessary action by the Board of Directors of Company, and no other action on the part of the Board of Directors of Company is required to authorize the execution, delivery and performance of this Agreement and the consummation by Company of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which Company is a party have been or will be, as applicable, duly and validly executed and delivered by Company and, assuming the due authorization and valid execution and delivery hereof by SciQuest, each constitutes a legal, valid and binding obligation of Company enforceable against Company in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

     2.3   Capitalization.  The authorized capital stock of Company consists
           --------------
only of Four Million Five Hundred Thousand (4,500,000) shares of Common Stock, par value $.01 per share (the "Company Common Stock"), of which 214,725 shares
                               --------------------
are issued and outstanding, and Twenty Million (20,000,000) shares of Preferred Stock, par value $.01 per share (the "Company Preferred Stock"). The designation
                                      -----------------------
and status of the Company Preferred Stock is as follows: (i) Nine Million Two Hundred Thousand (9,200,000) shares are designated as Series A Convertible Preferred Stock ("Company Series A Preferred Stock"), of which 9,050,000 shares
                  --------------------------------
are issued and outstanding, (ii) Eight Hundred ThirtyThree Thousand and Three Hundred Thirty-Two (833,332) shares are designated as Series B Convertible Preferred Stock ("Company Series B Preferred Stock"), of which 833,000 shares
                  --------------------------------
are issued and outstanding, (iii) Five Million (5,000,000) shares are designated as Series D Convertible Preferred Stock ("Company Series D Preferred Stock"), of
                                          --------------------------------
which 5,000,000 shares are issued and outstanding, (iv) One Million Ninety-Six Thousand and Six Hundred Eighty-Two (1,096,682) shares are designated as Series E Convertible Preferred Stock ("Company Series E Preferred Stock"), all of which
                                --------------------------------
are issued and outstanding, and (v) One Million Ninety-Six Thousand and Six Hundred Eighty-Two (1,096,682) shares are designated as Series F Redeemable Preferred Stock ("Company Series F Preferred Stock") of which no shares are
                  --------------------------------
issued and outstanding. All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock are validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable federal, state and foreign securities Laws. Except as set forth in Section 2.3 of the
                                                          ------------------
Company Disclosure Schedule, no shares of Company Common Stock or Company
---------------------------
Preferred Stock are held in treasury. Section 2.3 of the Company Disclosure
                                      -------------------------------------
Schedule lists the name and state of residence of each holder of Company Common
--------
Stock and Company Preferred Stock provided to Company by such holder. Except as set forth Section 2.3 of the Company Disclosure Schedule, there are no
          ----------------------------------------------
outstanding Company Warrants, Company Stock Purchase Rights or Company Options and no agreements, arrangements or understandings to which Company is a party (written or oral) to issue any Options with respect to Company and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of Company Capital Stock created by statute, the Certificate of Incorporation or bylaws of Company, or any agreement or other arrangement to which Company is a party or to which it is bound and there are no agreements, arrangements or understandings to which Company is a party (written or oral) pursuant to which Company has the right to elect to satisfy any Liability by issuing Company Common Stock or Equity Equivalents. With respect to each Company Warrant, Company Stock Purchase Right and Company Option, Section 2.3 of the Company Disclosure Schedule sets forth
                    ----------------------------------------------
the holder thereof, the number and type of securities issuable thereunder, and, if applicable, the exercise price therefor, the exercise period and vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated). All Company Warrants, Company Stock Purchase Rights and Company Options were issued in compliance with all applicable federal, state and foreign securities Laws. Except as set forth in Section 2.3 of the Company
                                                    --------------------------
Disclosure Schedule, the Company is not a party or subject to any agreement or
-------------------
understanding, and, to Company's knowledge, there is no agreement, arrangement or understanding between or among any Persons which affects, restricts or relates to voting, giving of written consents, dividend rights, transferability of shares or repurchase rights or obligations with respect to Company Capital Stock, including any voting trust agreement or proxy. Other than as listed in
Section 2.3 of the Company Disclosure Schedule, no debt securities of Company
----------------------------------------------
are issued or outstanding.

     2.4  No Subsidiaries.  Except as disclosed in Section 2.4 of the Company
          ---------------
Disclosure Schedule, Company has (and prior to the Closing will have) no Subsidiaries and does not (and prior to the Closing will not) otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any Person.

     2.5  No Conflicts.  The execution and delivery by Company of this Agreement
          ------------
does not, and the performance by Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or bylaws of Company;

          (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.5 of the Company
                                                --------------------------
Disclosure Schedule, if any, conflict with or result in a violation or breach of
-------------------
any Law or Order applicable to Company or any of its Assets and Properties; or

          (c) except as disclosed in Section 2.5 of the Company Disclosure
                                     -------------------------------------
Schedule, (i) conflict with or result in a violation or breach of, (ii)
--------
constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person (other than the filing of the Certificate of Merger together with the required officers' certificates and such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under state or federal securities laws) as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon Company or any of its Assets and Properties under or (vii) result in the loss of a material benefit under, any of the terms, conditions or provisions of any Contract or License to which Company is a party or by which any of Company's Assets and Properties is bound.

     2.6  Books and Records; Organizational Documents.  The minute books and
          -------------------------------------------
stock record books and other similar records of Company have been provided or made available to SciQuest or its counsel prior to the execution of this Agreement, are complete and correct in all material respects and have been maintained in accordance with sound business practices. Such minute books contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders and committees of the Board of Directors of Company from the date of Company's incorporation through the date hereof. The Company has prior to the execution of this Agreement provided to SciQuest true and complete copies of its Certificate of Incorporation and bylaws, both as amended through the date hereof. The Company is not in violation of any provisions of its Certificate of Incorporation or bylaws as so amended.

     2.7  Company Financial Statements.  Section 2.7 of the Company Disclosure
          ----------------------------   -------------------------------------
Schedule sets forth Company Financials. The Company Financials are correct and
--------
complete and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as indicated in the notes (if any) thereto). The Company Financials present fairly and accurately the financial condition and operating results of Company in accordance with GAAP as of the dates and during the periods indicated therein. Since December 31, 1999, there has been no change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of Company.

     2.8  Absence of Changes. Since December 31, 1999, there has not been any
          ------------------
change in the Business or Condition of Company or any occurrence or event which, individually or in the aggregate could reasonably be expected to have Material Adverse Effect on Company. Since January 1, 2000, Company has operated its business in accordance with the 2000 Operating Plan (a copy of which has been provided to and approved by SciQuest). In addition, without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or the 2000 Operating Plan or as set forth in Section 2.8 of the Company
                                              --------------------------
Disclosure Schedule, since December 31, 1999:
-------------------

          (a) Company has not entered into any Contract or transaction or incurred any Liabilities outside of the ordinary course of business consistent with past practice;

          (b) Company has not entered into any Contract in connection with any transaction involving a Business Combination;

          (c) Company has not altered or entered into any Contract or other commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which Company directly or indirectly holds any interest on the date hereof;

          (d) Company has not entered into any strategic alliance, joint development or joint marketing Contract;

          (e) there has not been any amendment or other modification (or agreement to do so), or violation known to Company of the terms of, any of the Contracts set forth or described in Company Disclosure Schedule;

          (f) Company has not entered into any transaction with any officer, director, stockholder, Affiliate or Associate of Company, other than pursuant to any Contract disclosed to SciQuest pursuant to (and so identified in) Section
                                                                      -------
2.8, 2.16(a) or 2.18 of the Company Disclosure Schedule;
-------------------------------------------------------

          (g) Company has not entered into or amended in any material respect any Contract pursuant to which any other Person is granted manufacturing, marketing, distribution, licensing or similar rights of any type or scope with respect to any products of Company or Company Intellectual Property other than as contemplated by Company's Contracts or Licenses disclosed in the Company Disclosure Schedule;

          (h) no Action or Proceeding has been commenced or, to the knowledge of Company, threatened by or against Company;

          (i) Company has not declared, set aside or paid any dividends on or made any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock or Equity Equivalents, or effected or approved any split, combination or reclassification of any Company Capital Stock or Equity Equivalents, or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock or Equity Equivalents, or repurchased, redeemed or otherwise acquired, directly or indirectly, any shares of Company Capital Stock or Equity Equivalents, except for the issuance of Common Stock upon exercise of outstanding stock options by Company employees or repurchases of Company Capital Stock pursuant to agreements with Company employees, officers, directors and consultants relating to repurchases at cost upon termination of service with Company;

          (j) (A) except for the issuance of shares of Company Capital Stock upon exercise or conversion of outstanding Company Warrants, Company Options or Company Preferred Stock listed in Section 2.3 of the Company Disclosure
                                  -------------------------------------
Schedule, and except as permitted after the date hereof by Section 4.1, Company
--------                                                   -----------
has not issued, granted, delivered, sold or authorized or proposed to issue, grant, deliver or sell, or purchased or proposed to purchase, any shares of Company Capital Stock or Equity Equivalents; (B) Company has granted no Options with an exercise price of less than the fair market value of Company Common Stock on the date the Option was granted (as determined in good faith by Company's Board of Directors following consultation with, and consistent with the advice provided by, Company's independent public accountants); (C) there has been no modification or amendment of the rights of any holder of any outstanding shares of Company Capital Stock or Equity Equivalents (including to reduce or alter the consideration to be paid to Company upon the exercise of any outstanding Company Warrants, Company Options or other Equity Equivalents); and
(D) there has been no agreement, arrangement, plan or understanding with respect to any such modification or amendment;

          (k) there has not been any amendment to Company's Certificate of Incorporation or bylaws;

          (l) there has not been any transfer (by way of a License or otherwise) to any Person of rights to any Company Intellectual Property other than grants of nonexclusive licenses in the ordinary course of business;

          (m) Company has not made or agreed to make any disposition or sale of, waiver of rights to, license or lease of, or incurrence of any Lien on any Assets and Properties of Company other than grants of nonexclusive licenses and leases of equipment in the ordinary course of business;

          (n) Company has not made or agreed to make any purchase of any Assets and Properties of any Person other than (i) acquisitions of inventory, or licenses of products, in the ordinary course of business of Company consistent with past practice and (ii) other acquisitions in an amount not exceeding twenty-five thousand dollars ($25,000) in the case of any individual item or one hundred thousand dollars ($100,000) in the aggregate;

          (o) Company has not made or agreed to make any capital expenditures or commitments for additions to property, plant or equipment of Company constituting capital assets in an amount exceeding twenty-five thousand dollars ($25,000) individually or one hundred thousand dollars ($100,000) in the aggregate;

          (p) Company has not made or agreed to make any writeoff, writedown or revaluation or any determination to write off, writedown or revalue, any of the Assets and Properties of Company, or any change in any reserves or liabilities associated therewith;

          (q) Company has not made or agreed to make payment, discharge or satisfaction, of any claim, Liability or obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in Company Financial Statements and other than Liabilities incurred in the ordinary course of business since the Financial Statement Date;

          (r) Company has not failed to pay or otherwise satisfy any Liability of Company which is presently due and payable except Liabilities which are being contested in good faith by appropriate means or proceedings;

          (s) Company has not incurred any Indebtedness or guaranteed any Indebtedness or issued or sold any debt securities of Company or guaranteed any debt securities of others;

          (t) Company has not granted any severance or termination pay to any director, officer employee or consultant, except payments made pursuant to written Contracts outstanding on the date hereof, copies of which have been delivered to SciQuest and listed in Section 2.8 of the Company Disclosure
                                    -------------------------------------
Schedule;
--------

          (u) Company has not granted or approved any increase in salary, rate of commissions, rate of consulting fees or any other compensation of any current or former officer, director, employee, independent contractor or consultant of Company (other than annual increases in the ordinary course of business consistent with past practices but in no event to exceed 10%);

          (v) Company has not paid or approved the payment of any consideration of any nature whatsoever (other than salary, commissions or consulting fees and customary benefits paid to any current or former officer, director, stockholder, employee or consultant of Company) to any current or former officer, director, stockholder, employee, independent contractor or consultant of Company;

          (w) Company has not established or modified any (i) targets, goals, pools or similar provisions under any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement or (ii) salary ranges, increased guidelines or similar provisions in respect of any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement;

          (x) Company has not adopted, entered into, amended, modified or terminated (partially or completely) any Plan;

          (y) Company has not paid any discretionary or stay bonus;

          (z) Company has not taken or approved any action, including the acceleration of vesting of any Company Options, Company Warrants or other rights to acquire shares of Company Capital Stock, which could reasonably be expected to adversely affect the status of the Merger as a taxfree reorganization;

          (aa) Company has not (i) made or changed any material election in respect of Taxes, adopted or changed any accounting method in respect of Taxes,
(ii) entered into any tax allocation agreement, tax sharing agreement, tax indemnity agreement, closing agreement, or settlement or compromise of any claim or assessment in respect of Taxes, or (iii) consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Taxing Authority or otherwise;

          (bb) other than in the ordinary course of business, Company has not made any representation or proposal to, or engaged in substantive discussions with, any of the holders (or their representatives) of any Indebtedness, or to or with any party which has issued a letter of credit which benefits Company;

          (cc) Company has not failed to renew any insurance policy; no insurance policy of Company has been cancelled or materially amended; and Company has given all notices and presented all claims (if any) under all such policies in a timely fashion;

          (dd) there has been no material amendment or nonrenewal of any of Company's Approvals, and Company has used commercially reasonable efforts to maintain such Approvals and has observed all Laws and Orders applicable to the conduct of Company's business or Company's Assets and Properties;

          (ee) Company has taken all commercially reasonable action required to procure, maintain, renew, extend or enforce any Company Intellectual Property, including submission of required documents or fees during the prosecution of patent, trademark or other applications for Registered Intellectual Property rights;

          (ff) there has been no physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the material real or personal property or equipment of Company;

          (gg) Company has not repurchased, cancelled or modified any term of any Company Capital Stock, Equity Equivalents, Company Options, Company Warrants or other financial instrument that derives value from its convertibility into Company Capital Stock or

Equity Equivalents, other than transactions entered into in the ordinary course of business and pursuant to either (i) contractual provisions or (ii) Company Stock Plan, in each case as in effect at the time of execution and delivery of this Agreement; and

          (hh) Company has not entered into or approved any contract, arrangement or understanding or acquiesced in respect of any arrangement or understanding, to do, engage in or cause or having the effect of any of the foregoing.

     2.9  No Undisclosed Liabilities. Except as reflected or reserved against in
          --------------------------
Company Financials (including the notes thereto), (a) Company has no Liability for tort or breach of contract, and (b) there is no other Liability relating to or affecting Company or any of its Assets and Properties other than (i) Liabilities incurred in the ordinary course of business consistent with past practice since the Financial Statement Date and (ii) Liabilities that would not be required to be reflected or reserved against in the financial statements of Company prepared in accordance with GAAP.


     2.10 Taxes.
          -----

          (a) All Tax Returns required to have been filed by or with respect to Company or any affiliated, consolidated, combined, unitary or similar group of which Company is or was a member (a "Relevant Group") have been duly and timely
                                     --------------
filed (including any extensions), and each such Tax Return correctly and completely reflects Tax liability and all other information required to be reported thereon. All Taxes due and payable by Company or any member of a Relevant Group, whether or not shown on any Tax Return, or claimed to be due by any Tax Authority, have been paid or accrued on the balance sheet included in Company Financials. All such Tax Returns are true, complete and correct in all material respects.

          (b) The Company did not have any liability for Taxes as of December 31, 1999 other than as reflected on the balance sheet included in Company Financials. The unpaid Income Taxes of Company (i) did not, as of December 31, 1999, exceed the reserve for liability for Income Tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the balance sheet included in Company Financials and (ii) will not exceed reserve as adjusted for operations and transactions through the Closing Date.

          (c) The Company is not a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by a Taxing Authority of any jurisdiction in which Company or any member of any Relevant Group does not file Tax Returns that Company or such member is or may be subject to taxation by that jurisdiction.

          (d) The Company and each member of any Relevant Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

          (e) The Company does not have knowledge of any actions by any Taxing Authority in connection with assessing additional Taxes against or in respect of it or any Relevant Group for any past period. There is no dispute or claim concerning any Tax liability of Company either (i) threatened, claimed or raised by any Taxing Authority or (ii) of which

Company is otherwise aware. There are no Liens for Taxes upon the Assets and Properties of Company other than Liens for Taxes not yet due. Section 2.10(e) of
                                                              ------------------
the Company Disclosure Schedule indicates those Tax Returns, if any, of Company
-------------------------------
and each member of any Relevant Group that have been audited or examined by Taxing Authorities, and indicates those Tax Returns of Company and each member of any Relevant Group that currently are the subject of audit or examination. The Company has delivered to SciQuest complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, Company and each member of any Relevant Group since the fiscal year ended December 31, 1999.

          (f) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, Company or with respect to any Tax assessment or deficiency affecting Company or any Relevant Group.

          (g) The Company has not received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

          (h) The Company has no liability for the Taxes of any Person other than Company (i) under Section 1.15026 of the Treasury regulations (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, (iii) by Contract or (iv) otherwise.

          (i) The Company (i) has neither agreed to make nor is required to make any adjustment under Section 481 of the Internal Revenue Code by reason of a change in accounting method and (ii) is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Internal Revenue Code.

          (j) The Company is not a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

          (k) The Company was not included and is not includible in the Tax Return of any Relevant Group with any corporation other than such a return of which Company is the common parent.

          (l) The Company has not made any payments, is not obligated to make any payments, nor is a party to any Contract that under certain circumstances could require it to make any payments that are not deductible as a result of the provisions set forth in Section 280G of the Internal Revenue Code or the treasury regulations thereunder or would result in an excise tax to the recipient of any such payment under Section 4999 of the Internal Revenue Code.

          (m) All material elections with respect to income Taxes affecting Company are set forth in Section 2.10(m) of the Company Disclosure Schedule.
                         --------------------------------------------------

     (n) The Company is not nor has it ever been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Internal Revenue Code.

          (o) The Company is not involved in, subject to, or a party to any joint venture, partnership, contract, or other arrangement that is treated as a partnership for federal, state, local or foreign Income Tax purposes.

          (p) Except as a result of the Merger, there is currently no limitation on the utilization of the net operating losses, built in losses, capital losses, Tax credits or other similar items of Company under (i) Section 382 of the Internal Revenue Code, (ii) Section 383 of the Internal Revenue Code, (iii)
Section 384 of the Internal Revenue Code, and (iv) Section 1502 of the Internal Revenue Code and Treasury regulations promulgated thereunder.

     2.11 Legal Proceedings.
          -----------------

          (a) Except as set forth in Section 2.11 of the Company Disclosure
Schedule:

               (i) there are no Actions or Proceedings pending or, to the knowledge of Company, threatened against, relating to or affecting Company or its Assets and Properties;

               (ii) there are no facts or circumstances known to Company that could reasonably be expected to give rise to any Action or Proceeding against, relating to or affecting Company; and

               (iii) Company has not received notice, and does not otherwise have knowledge of any Orders outstanding against Company.

          (b) Prior to the execution of this Agreement, Company has provided to SciQuest all responses of counsel for Company to auditor's requests for information for the preceding three years (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting Company. Section 2.11(b) of the Company Disclosure
                                  -----------------------------------------
Schedule sets forth all Actions or Proceedings relating to or affecting, or, to
--------
the knowledge of Company, threatened against, Company or any of its Assets and Properties during the twoyear period prior to the date hereof.

     2.12 Compliance with Laws and Orders. Neither Company nor, to its
          -------------------------------
knowledge, any of its directors, officers, agents or employees has violated in any material respect, or is currently in default or violation in any material respect under, any Law or Order applicable to Company or any of its Assets and Properties, and neither Company nor any of its Affiliates, is aware of any claim of violation, or of any actual violation, of any such Laws and Orders by Company.

     2.13 Plans; ERISA. Section 2.13 of the Company Disclosure Schedule
          -------------------------------------------------------------
identifies each Plan sponsored or maintained by the Company or any of its ERISA Affiliates or to which the Company or any of its ERISA Affiliates contributes.

          (a) Except as set forth in Section 2.13 of the Company Disclosure
                                     --------------------------------------
Schedule with respect to each Plan required to be listed in Section 2.13 of the
                                                            -------------------
Company Disclosure Schedule: (i) each Plan has been administered in material
---------------------------
compliance with its terms and is in material compliance with the applicable provisions of ERISA (including, without limitation, the prohibited transaction provisions thereof), the Internal Revenue Code and other applicable laws; (ii) there are no inquiries or proceedings pending or threatened by the IRS, the U.S. Department of Labor, the PBGC, or any participant or beneficiary with respect to the Plans; (iii) each Pension Plan which is intended to be a qualified plan within the meaning of Section 401(a) of the Internal Revenue Code has received a favorable determination from the IRS as to its qualified status or is within the remedial amendment period (as defined in Section 401(b) of the Internal Revenue Code taking into account any pronouncements of the IRS relating to such period) for making any required changes; (iv) each Plan may, without liability, be amended, terminated or otherwise discontinued, except as specifically provided by federal law, (v) no Plan provides medical benefits to any Person who is not a current employee of Company (other than dependents of current employees) and neither the Company nor any of its ERISA Affiliates is contractually or otherwise obligated to provide any Person who is not a current employee of Company (other than dependents of current employees) with medical benefits, other than continuation coverage as required under section 4980B of the Internal Revenue Code and Part 6 of Subtitle B of Title I of ERISA ("COBRA"); (vi) the Company has made or provided for all contributions required under the terms of such Plans and any applicable laws for all periods through the Closing Date; (vii) there have been no "prohibited transactions" (as described in Section 4975 of the Internal Revenue Code or in Part 4 of Subtitle B of Title I of ERISA) involving any Plan; (viii) there has been no material violation of the "continuation coverage requirements" of COBRA with respect to any Welfare Plan to which such continuation coverage requirements apply; and (ix) there has been no violation of the obligations imposed by section 9801 of the Internal Revenue Code and Part 7 of Subtitle B of Title I of ERISA ("HIPAA") with respect to any Welfare Plan which is a group health plan (as defined in section 5000(b)(1) of the Internal Revenue Code or Part 6 of Subtitle B of Title I of ERISA) to which such obligations apply.

     (b) Neither the Company nor any of its ERISA Affiliates maintains or has ever maintained a Pension Plan which is subject to the minimum funding requirements of Part 3 of Subtitle B of Title I of ERISA or subject to Section 412 of the Internal Revenue Code.

     (c) Neither the Company nor any of its ERISA Affiliates, has ever maintained or been obligated to contribute to any multiemployer plan, as defined in Section 3(37) of ERISA.

     (d) Neither the Company nor any of its ERISA Affiliates is bound by any collective bargaining agreement or legally binding arrangement to maintain or contribute to any Plan.

     (e) Complete and correct copies of the following documents have been made available or delivered by the Company to SciQuest: (i) all current plan documents and insurance contracts (if any), and amendments thereto, with respect to each of the Plans, (ii) for each of the most recently ended three plan years, all IRS Form 5500 series forms (and any financial statements and other schedules attached thereto) filed with respect to any Plan, (iii) the most recent IRS determination letter for each Pension Plan (if any), and (iv) all current summary plan descriptions and subsequent summaries of material modifications with respect to each of the Plans subject to ERISA.

     (f) The consummation of the transactions contemplated by this Agreement will not, alone or together with any other event, (i) entitle any person to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee. No payment made to any officer, director, employee, or agent of the Company ("Recipients") pursuant to any employment contract, severance agreement, or other arrangement as a consequence of the transaction described herein will be non-deductible to the Company because of the applicability of the "golden parachute" provisions of Sections 280G and 4999 of the Internal Revenue Code, nor will the Company be required to "gross up" or otherwise compensate any Recipient because of the imposition of any excise tax (including any interest or penalties related thereto) on the Recipient as a result of the applicability of Sections 280G and 4999 of the Internal Revenue Code.

     (g) The participant and beneficiary records with respect to each Plan are
     ---
in the custody of the Company (or an agent of the Company who must, upon demand, provide such records to the Company), and such records accurately state the benefits to which all participants and beneficiaries under such Plan are entitled.

     2.14  Title to Assets.  The Company has good title to all of its
           ---------------
properties, interests in properties and assets, real and personal, tangible and intangible, reflected in Company financials or acquired after the Financial Statement Date (except properties, interests in properties and assets sold or otherwise disposed of since the Financial Statement Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (collectively, the "Permitted
                                                                  ---------
Liens") (i) the lien of current taxes not yet due and payable, (ii) such
-----
imperfections of title, liens and easement as do not and will not detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise impair business operations involving such properties and (iii) liens securing debt which is reflected on Company Financials. All properties used in the operations of Company are reflected in Company Financials to the extent required by GAAP to be so reflected.

     (a)   Real Property.

               (i)   Section 2.14(a) of the Company Disclosure Schedule contains
                     --------------------------------------------------
               a true and correct list of each parcel of real property leased, utilized and/or operated by Company (as lessor or lessee or otherwise) (the "Leased Real Property"). The Company owns no real
                                --------------------
               property other than Company-owned leasehold improvements, if any, on the Leased Real Property.

               (ii) Subject to the terms of its respective leases, Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the Leased Real Properties for the full term of the leases (including renewal periods) relating thereto. Each lease referred to in paragraph (i) above is a legal, valid and binding agreement of Company and to the knowledge of Company of each other Person that is a party thereto, enforceable in accordance with its terms, and except as set forth in Section 2.14(a)(ii) of
                                                          ----------------------
               the Company Disclosure Schedule, there is no, and Company has not
               -------------------------------
               received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) by Company thereunder.

               (iii) Except as disclosed in Section 2.14(a)(iii) of the Company
                                            -----------------------------------
               Disclosure Schedule, to Company's knowledge, all improvements on
               -------------------
               the Leased Real Property (A) comply with and are operated in accordance with applicable laws (including, without limitation, Environmental Laws) and all applicable Liens, Approvals, Contracts, covenants and restrictions and (B) are in all material respects in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and such improvements are in all material respects adequate and suitable for the purposes for which they are presently being used and there are no condemnation or appropriation proceedings pending or, to the knowledge of Company, threatened against any of such real property or the improvements thereon.

               (iv) True and correct copies of the documents under which the Leased Real Property is leased, subleased (to or by Company or otherwise), utilized, and/or operated (the "Lease Documents")
                                                           ---------------
               have been provided to SciQuest. The Lease Documents are unmodified and in full force and effect, and there are no other Contracts between Company and any third parties, or by and among any third parties, claiming an interest in the interest of Company in the Leased Real Property or otherwise relating to the use and occupancy of the Leased Real Property.

     (b)   Tangible Personal Property. The Company is in possession of, or
           --------------------------
controls, and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of its business, including all tangible personal property reflected on Company Financials and tangible personal property acquired since the date of such financial statements, other than property disposed of since such date in the ordinary course of business consistent with past practice in a total amount that is not material. Except as disclosed in Section 2.14(b) of the Company
                                        ------------------------------
Disclosure Schedule, all such tangible personal property is free and clear of
-------------------
all Liens, other than Permitted Liens, and is adequate and suitable in all material respects for the conduct by Company of its business as presently conducted, and is in good working order and condition in all material respects, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

     2.15  Intellectual Property.
           ---------------------

          Certain Defined Terms. For the purposes of this Agreement,
          ---------------------

          (1)  Certain Defined Terms . For the purposes of this Agreement,
               ---------------------

          (a)  "Software" means any computer program, operating system,
                --------
applications system, microcode, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, or other fully executable and useable form, technical manuals, compilation procedures, execution procedures, flow charts, programmers notes, user manuals and other documentation thereof, whether in machine-readable form, programming language or any other language or symbols and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

          (b)  "Owned Software" means all Software owned by Company, whether
                --------------
purchased from a third party, developed by or on behalf of Company, currently under development or otherwise.

          (c)  "Customer Software" means all Software, other than the Owned
                -----------------
Software, that is either (1) offered or provided by Company, directly or through Distributors, to customers of Company or (2) used by Company to provide information or services to customers of Company.

          (d)  "Company Software" means the Owned Software and the Customer
                ----------------
Software.

          (e)  "Other Software" means all Software, other than Company Software,
                --------------
that is licensed by Company from third parties or otherwise used by Company for any purpose whatsoever.

          (f)  "Distributor" means Company and any other person or entity that
                -----------
has been authorized by a party to sell, license or offer to sell or license any Software, other than an employee of such party. Distributors may include, without limitation, value added reseller ("VAR"), original equipment manufacturers ("OEM"), dealers, sales agents, and distributors.

          (g)  "Distributor Agreement" means a reseller agreement, sales agency
                ---------------------
agreement, VAR agreement, OEM agreement, distribution agreement, or other written or oral agreement or permission between Company and a Distributor by which Company has granted to a third party, or a third party has granted to Company, rights regarding authorization to sell, license or offer to sell or license any Software.

          (h)  "Customer License Agreement" means a license agreement or other
                --------------------------
written or oral agreement or permission, other than a Distributor Agreement, by which Company has granted to any third party any rights regarding Company Software or any Intangibles thereof including, without limitation, all agreements for maintenance and/or support of any Software.

          (i)  "Supplier License Agreement" means a license agreement or other
                --------------------------
written or oral agreement or permission by which a third party has granted to Company any rights regarding any Software or any Intangibles thereof, including, but not limited to the rights set forth under Section 2.15(f) "Distributor"
                                                               -----------
above.

          (j)  "Registration" means any governmental filing, whether federal,
                ------------
state, local, foreign or otherwise, related to Owned Software or any Intangible, including, without limitation, all registrations of patents, copyrights, trademarks, service marks, trade names, and mask works, and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof.

          (k)  "Intangible" means property that (a) is lacking in physical
                ----------
existence, such as goodwill, or (b) is a right as stated with more specificity below:

               (i) Patents, patent applications, patent disclosures, all re-issues, divisions, continuations, renewals, extensions and continuation-in-parts thereof and improvements thereto;

               (ii) Trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof and all goodwill associated therewith;

               (iii) Copyrights and Registrations and applications for registration thereof;

               (iv) Mask works, Registrations thereof and applications for registration thereof;

               (v) All right, title and interest in all computer software, data and documentation (including, without limitation, modifications, enhancements, revisions or versions of or to any of the foregoing and prior releases of any of the foregoing applicable to any operating environment);

               (vi) Trade secrets and confidential business information (including ideas, formulas, compositions, inventions, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, drawings, flow charts, processes, ideas, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information);

               (vii)  Other proprietary rights, excluding moral rights;

               (viii) All rights necessary to prevent claims of invasion of privacy, right of publicity, defamation, or any other causes of action arising out of the use, adaptation, modification, reproduction, distribution, sale, or display of the Software;

               (ix) All income, royalties, damages and payments due at Closing or thereafter with respect to the Owned Software, Customer Software and Other Software or other Intangibles and all other rights thereunder, including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past, present or future infringements or misappropriations thereof;

     (l) All rights to use all of the foregoing forever or for the applicable term of each right; and

     (m) All other rights in, to, and under the foregoing in all countries.

          (2)  Lists of Intellectual Property Rights and Contracts.
               ---------------------------------------------------

          (a)    Section 2.15(2)(a) of the Company Disclosure Schedule (i)
                 -----------------------------------------------------
contains a complete list of each Registration, whether federal, state, local, foreign or otherwise, related to patents, copyrights, trademarks, service marks, trade names, mask works, other Intangibles and Software (collectively "Registrations") of the Company; (ii) identifies each pending Registration of the Company with respect to Intangibles and Company Software; (iii) identifies all of the Company's applications for or Registrations regarding Intangibles and Company Software which have been withdrawn, abandoned, or have lapsed or been denied; and (iv) specifies any advice to the Company with respect to such Registration or protectability of Intangibles and Company Software.

          (b)    Section 2.15(2)(b) of the Company Disclosure Schedule
                 -----------------------------------------------------
identifies (i) each Customer License Agreement or other written or oral agreement or permission in which the Company has granted to any third party any right with respect to any of the Intangibles or Company Software together with term thereof; (ii) each item of Intangibles and Software used or possessed by Company that any third party owns and Supplier License Agreements or other permission in connection therewith, together with the term thereof, all royalties or other amounts due thereon and each source code escrow agreement entered into running to the benefit of Company; (iii) each agreement entered into by Company that provides for the sale, license or access to any source code of the Company Software, including, without limitation, any source code escrow agreement ("Source Code Agreement"); (iv) each Distributor Agreement, together with the term thereof all royalties and other amounts due thereon and each source code escrow agreement entered into by the provider or licensor thereof running to the benefit of Company; and (v) any other agreement relating to Software, including without limitation software development agreements, consulting agreements and support and/or maintenance agreements ("Other Agreement").

          (c)    Section 2.15(2)(c) of the Company Disclosure Schedule is an
                 -----------------------------------------------------
accurate and complete list and description (including a name, product description, the language in which it is written and the type of hardware platform(s) on which it runs) of all of the following:

                    (i)    All Owned Software;

                    (ii)   All Customer Software; and

                    (iii)  All Other Software.

          (d) To the extent not set forth in Section 2.15(2)(a) of the Company Disclosure Schedule, Section 2.15(2)(d) of the Company Disclosure
                             --------------------------------------------
Schedule separately sets forth an accurate and complete list and description of
--------
each registered copyright, trademark, trademark application or Registration, service mark, service mark application or Registration, patent application or Registration, name and logo, copyright application or Registration, and all relevant unregistered copyrights of pertinent value included in any Intangible owned, marketed or licensed by Company or from third parties, used or under development by the Company. Section 2.15(2)(d) of the Company Disclosure
                            --------------------------------------------
Schedule indicates the Company's ownership of such items or the source of the
--------
Company's right to use such items.

          (e)    Section 2.15(2)(e) of the Company Disclosure Schedule
                 -----------------------------------------------------
identifies all individuals who have materially contributed to the development of the Owned Software.

          (f) Except as specifically required herein, the parties agree and acknowledge that regarding Software, or any term wherein the definition includes the term Software, where disclosures are made as in this Section 2.15(2), Company is not specifically disclosing technical manuals, compilation procedures, execution procedures, flow charts, programmers notes, user manuals and other documentation thereof, whether in machine-readable form, programming language or any other language or symbols and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature. Except for this Section 2.15(2), the terms of this Section 2.15(2)(f) do not modify or alter the Company's warranties or representations set forth elsewhere in this Agreement.

          (3) Warranties and Representations. Except as set forth in the Company Disclosure Schedule 2.15, Company hereby warrants and represents the following:

          (a) The Company has supplied SciQuest correct and complete copies of all License Agreements, Supplier License Agreements, Source Code Agreements, Distributor Agreements and Other Agreements, and except as specified in Section 2.15(3)(a) of the Company Disclosure Schedule, with respect to all License Agreements, Supplier License Agreements, Source Code Agreements, Distributor Agreements and Other Agreements no consent by or payment to other parties to those agreements is required in relation to the merger as contemplated in this Agreement.

          (b) The Company has complied with and fulfilled its obligations under all License Agreements, Supplier License Agreements, Source Code Agreements, Distributor Agreements and Other Agreements, and to the best of the Company's knowledge, all other parties to such agreements have complied with all provisions thereof; and no default or event of default exists under any of the License Agreements, Supplier License Agreements, Source Code Agreements, Distributor Agreements and Other Agreements by any party.

          (c) Except for Software subject to a Supplier License Agreement produced by Company hereunder, Company owns all right, title and interest in and to: (i) all Software that it currently distributes or has distributed within the last two years and all Intangibles therein; (ii) all Software currently under development by Company and all Intangibles therein.

          (d) Without limiting the foregoing, no Software currently distributed by Company contains any: (i) "Core Technology" of Information Technology Partners, Inc. (as defined in the Information Technology Partners, Inc. Agreement dated January 13, 1997) or any derivative works thereof, or (ii) Software or any associated Intangibles of Cognetics Corporation or ICON Solutions, Inc.

          (e) Company has obtained all right, title and interest in and to all Software and all associated Intangibles previously transferred or collateralized by Company to or in favor or any third party including, without limitation, Polar Investment Partners.

          (f) Except as set forth on Section 2.15(3)(f) of the Company Disclosure, all licensees of the Owned Software have "accepted" the Software under the terms of the applicable Customer License Agreement.

          (g) Company is not aware of any unresolved, material complaints or other evidence of unresolved, material dissatisfaction (whether written or oral) from its customers or licensees.

          (h) All work and other obligations currently in progress or owing to any third party is on schedule to conclude within the applicable time restraints/deadlines and in compliance with all applicable specifications and other requirements.

          (i) Company owns all Intangibles in all derivative works of the Owned Software, excluding trade secrets and other confidential information therein (as defined in section (k) (vi) of the "Intangibles" definition, above) that are contributed by third parties (collectively the "Third Party Derivative Materials").

          (j) Company has a perpetual, royalty-free, paid-up, worldwide license to use, modify, distribute and commercially exploit the Third Party Derivative Materials.

          (k) As of the date of this Agreement there are no: (i) current royalties or similar fees due and owing by Company to any third party, and (ii) ongoing obligations of Company to pay any third party any royalties or similar fees.

          (l) Except as set forth on Section 2.15(3)(l) of the Company Disclosure, Company has obtained written indemnification provisions for its benefit in all its Supplier Agreements for intellectual property infringement and product claims, and such provisions are not subject to limitations of liability.

          (m) Except as set forth on Section 2.15(3)(m) of the Company Disclosure, in all Customer License Agreements, Company has obtained: (i) written disclaimers of indirect, punitive, consequential and incidental damages, and (ii) written limitations of liability that limit Company's liability to the fees paid thereunder.

          (n) Except as set forth on Section 2.15(3)(n) of the Company Disclosure, no Software other than the Owned Software is required to, in all manners, commercially exploit Company's current Software product offerings and related service offerings. The foregoing does not include any required customer environment Software (e.g., Microsoft Excel), other than the Owned Software.

          (o) Except as explained on Section 2.15(3)(o) of the Company Disclosure Schedule, the Company owns and has good and marketable title to the Owned Software and Intangibles attributable to the Owned Software, and has the full right to use all of the Customer Software and Intangibles attributable thereto (subject to the terms of the applicable Supplier License Agreements), as used or required to operate the Company's business as currently conducted and as contemplated in the future in accordance with the Company's written business plans, free and clear of any liens, claims, charges or encumbrances which would have Material Adverse Effect on the Company in connection with the operation of the Company's business as currently conducted and as contemplated in the future in accordance with the Company's written business plan.

          (p)    Except as explained on Section 2.15(3)(p) of the Company
                                        ---------------------------------
Disclosure Schedule, Company has received written license agreements granting
-------------------
the full right to use all of the Other Software, and Intangibles attributable thereto, as used or required to operate the Company's business as currently conducted and as contemplated in the future in accordance with the Company's written business plan, free and clear of any liens, claims, charges or encumbrances which would have a Material Adverse Effect on the Company in connection with the operation of the Company's business as currently conducted and as contemplated in the future in accordance with the Company's written business plan. Neither Company nor stockholders have any knowledge that such written license agreements are from a source other than a person who is authorized to grant the rights granted to Company therein.

          (q) No rights of any third party not previously obtained are necessary to market, license, sell, modify, update, and/or create derivative works for any Company Software as to which the Company takes any such action in its business as currently conducted.

          (r)    With respect to all Owned Software:

                 (i) The Company maintains machine-readable master-reproducible copies, reasonably complete technical documentation and/or user manuals for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by the Company;

                 (ii) In each case, the machine-readable copy substantially conforms to the corresponding source code listing;

                 (iii)  Such Software is written in the language set forth on
                        Section 2.15(3)(f) of the Company Disclosure Schedule, for use on the hardware set forth on Section 2.15(3)(f) of the Company Disclosure Schedule with standard operating systems;

                 (iv) Such Software can be maintained and modified by reasonable competent programmers familiar with such language, hardware and operating systems; and

                 (v) In each case the Software operates in accordance with the user manual thereof without operating defects of any material nature.

         (s) None of the Owned Software or Intangibles or their respective past or current uses by or through the Company, and to the best of Company's knowledge, none of the Customer Software or Intangibles or their respective past or current uses by or through the Company, has violated or infringed upon, or is violating or infringing upon, any patent, copyright, trade secret or other Intangible of any person. The Company has performed all obligations imposed upon it with regard to the Customer Software and Other Software which are required to be performed by it on or prior to the date hereof, and neither the Company nor, to the knowledge of the Company, any other party, is in breach of or default thereunder in any respect, nor to the Company's knowledge, is there any event which with notice or lapse of time or both would constitute a default thereunder.

          (t) Except as set forth in Section 2.15(3)(t) of the Company Disclosure Schedule, and except where developer is a current or past employee of Company, or an individual consultant or subcontractor pursuant to a "work for hire" agreement (i.e. not a corporation, limited liability company or other similar legal entity), Company has been indemnified for all Losses, including any claim for Losses, by all developers of any of the Software or Intangibles.

          (u) Except as set forth in Section 2.15(3)(u) of the Company Disclosure Schedule, the Company has adequately maintained and taken all necessary actions to maintain all trade secrets and obtain copyrights with respect to the Company Software and all Intangibles therein. Additionally, and without limiting the foregoing, Company has adequately maintained and taken all necessary actions to maintain all confidential information as confidential.

          (v) To the knowledge of the Company, no person is violating or infringing upon, or has violated or infringed upon at any time, any of the Company's proprietary rights to any of the Company Software or Intangibles therein.

          (w) None of the Owned Software or Intangibles therein, and to the best of Company's knowledge, none of the Customer Software or Intangibles therein are owned by or registered in the name of any of the Company's shareholders, any current or former owner or shareholder, partner, director, executive, officer, employee, salesperson, agent, customer, contractor of the Company or its representative nor does any such person have any interest therein or right thereto, including, but not limited to, the right to royalty payments. Except as listed on Section 2.15(3)(w) of the Company Disclosure Schedule, the Company has granted no third party any exclusive rights related to any Owned Software.

          (x) No litigation is pending and no claim has been made against the Company or, to the knowledge of the Company, is threatened, which contests the right of the Company to sell or license to any person or entity or use any of the Owned Software, Customer Software or Other Software. No former employer of any employee or consultant of the Company has made a claim against the Company or, to the knowledge of the Company, against any other person, that the Company or such employee or consultant is misappropriating or violating the Intangibles of such former employer.

          (y) The Company is not a party to or bound by and, upon the consummation of the transactions contemplated by this Agreement, SciQuest will not be a party to or bound by (as a result of any acts or agreements of the Company), any license or other agreement requiring the payment by the Company or its assigns of any royalty or license payment, excluding such agreements relating to the Customer Software to the extent such royalty or license payment is expressly set forth on Section 2.15(3)(m) of the Company Disclosure Schedule.

          (z) Except as set forth in Section 2.15(3)(l) of the Company Disclosure Schedule, the Owned Software, Customer Software, and Other Software and the information used by the Company, and the Intangibles thereunder, are fully transferable to SciQuest in the manner contemplated in this Agreement (in, object code, and if applicable, source code forms, including all related documentation, to the extent that such documentation has been created).

          (aa) Without limiting any of the foregoing, to the best knowledge of the Company, none of the Company's current or former officers, executives, directors, partners, shareholders, employees, salespersons, customers, or independent contractors have disclosed to (without proper obligation of confidentiality) or otherwise used or utilized on behalf of any person other than the Company, any trade secrets or proprietary information, including, without limitation, the source codes for Owned Software.

          (bb) All License Agreements, Supplier License Agreements, Source Code Agreements, Distributor Agreements, Other Agreements and any other written agreement between the Company and any third party in which trade secrets or confidential information of the Company, the Company's customers, agents, or suppliers, are disclosed binds the recipient thereof to take reasonable steps to protect the proprietary rights of the Company and its customers, agents, and suppliers in such trade secrets and confidential information.

          (cc) Except as set forth on Section 2.15(3)(p) of the Company Disclosure Schedule, none of the Company's shareholders have an ownership right or other interest in any Company Software or Intangibles therein, and no claims have been made or, to the knowledge of the Company, is threatened, that the Company Software substantially fails to perform as set forth in Section 2.15(4), entitled "Performance", hereof.

          (dd) All the Company's contracts with customers (collectively "Customer Contracts"), whether completed or outstanding, were or are evidenced by written agreements containing provisions reasonably equivalent to those contained in Section 2.15(2)(b) of the Company Disclosure Schedule hereto, with only such changes as would not affect the rights of SciQuest as assignee or the surviving corporation thereof, as the case may be, and would not impose on SciQuest, as assignee or successor in interest thereof, as the case may be, any additional obligations.

          (ee) No Customer Contract provides for the transfer to the customer therein of any Intangibles relating to Company Software as to which the Company thereafter shall have no further rights. No current Customer Contract provides that the customer therein shall be entitled to sublicense or otherwise transfer to a third party any of the Intangibles relating to Company Software unless such third party agrees to be bound by the confidentiality provisions thereof and agrees to pay the Company royalties and other amounts comparable to those under such Customer Contract.

          (ff) Except as set forth on Section 2.15(3)(f) of the Company Disclosure Schedule, each past or present customer of the Company to whom the Company disclosed any of the Intangibles relating to Company Software has executed a confidentiality provision which required such past or present customer to take reasonable steps to protect the rights of the Company in the Intangibles relating to Company Software.

          (gg) No documents or agreements to which Company is a party and that Company has not produced and provided as of March 13, 2000 to SciQuest or its counsel alter, amend, modify or otherwise affect any obligation, commitment, right, title or interest relating to any Software or any services, obligations or assets related thereto (including, without limitation, ownership of the Company Software, or consulting, development, maintenance or support obligations relating to the Company Software).

          (hh) Company has the right to use all third party trademarks in the manner currently used by Company including, without limitation, the ARIBA mark as used on Company's web site.

          (4)  Performance.  Company further warrants and represents that the
               -----------
Owned Software:

          (a) Performs in accordance with all published specifications for such Owned Software;

          (b) Complies with all other published documentation, descriptions and literature with respect to such Owned Software; and

          (c) Complies with all representations, warranties and other requirements specified in all of the Company's License Agreements.

          (d) No claim has been made or, to the knowledge of Company and the shareholders, is threatened, that such Owned Software substantially fails to perform as set forth in the immediately preceding sentence.

          (e) Company has substantially complied with all Customer License Agreements, Distributor Agreements and Supplier License Agreements, and to the knowledge of Company and the Shareholders all other parties to such agreements have substantially complied with all provisions thereof and no default or event of default exists under any of the Customer License Agreements, Distributor Agreements and Supplier License Agreements.

          (5)  Millennium Compliance.  Company further warrants and represents
               ---------------------
that the Owned Software and to the knowledge of Company and the Shareholders, the Company Software are "Millennium Compliant". The foregoing warranty is limited to the specific system and environment for which the Owned Software was designed and assumes that customers' and any third party systems and software to which Owned Software and Customer Software interfaces or communicates are also Millennium Compliant. For the purposes of this Agreement" Millennium Compliant" means:

               (i) The functions, calculations, and other computing processes of such Owned Software and Customer Software (collectively, "Processes") perform in an accurate manner regardless of the date in time on which the Processes are actually performed and regardless of the date input to the Owned Software and Customer

                      Software, whether before, on, or after January 1, 2000, and whether or not the dates are affected by leap years;

               (ii) Owned Software and Company Software accepts, stores, sorts, extracts, sequences, and otherwise manipulates date inputs and date values, and returns and displays date values, in an accurate manner regardless of the dates used, whether before, on, or after January 1, 2000;

               (iii) Such Owned Software and Company Software will function without interruptions caused by the date in time on which the Processes are actually performed or by the date input thereto, whether before, on, or after January 1, 2000;

               (iv) Such Owned Software and Company Software accepts and responds to two (2) digit year and four (4) digit year date input in a manner that resolves any ambiguities as to the century in a defined, predetermined, and accurate manner;

               (v) Such Software and Company Software displays, prints, and provides electronic output of date information in ways that are unambiguous as to the determination of the century; however, while all internal fields use (4) digit year date input, there exist some (2) digit year visual representations; and

               (vi) Such Owned Software and Company Software has been tested by Company to determine whether such Software is Millennium Compliant. Company shall deliver the test plans and results of such tests upon written request from SciQuest. Company shall notify SciQuest immediately of the results of any tests or any claim or other information that indicates that such Software is not Millennium Compliant.

     2.16  Contracts.  (a) Section 2.16(a)(1) of the Company Disclosure Schedule
           ---------       -----------------------------------------------------
contains a true and complete list of each of Company's Contracts (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been provided to SciQuest prior to the execution of this Agreement). Section 2.16(a)(2) of the Company Disclosure
                              --------------------------------------------
Schedule contains a true and complete list of each Contract of Company not
--------
terminable by Company upon 30 days (or less) notice by Company without penalty or obligation to make payments based on such termination.

           (b) Each Contract required to be disclosed in Section 2.16(a) of the
                                                         ----------------------
Company Disclosure Schedule is in full force and effect and constitutes a legal,
---------------------------
valid and binding agreement of Company, enforceable against Company in accordance with its terms, and, to the knowledge of Company, each other party thereto; and, to the knowledge of Company, no other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

           (c) The Company is not a party to or bound by any Contract that (i) automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement or (ii) contains any covenant or other provision which limits Company's ability to compete with any Person in any line of business or in any area or territory.

     2.17  Insurance.  The Company has policies of insurance and bonds of the
           ---------
type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Company, including, but not limited to electronic errors and omissions policies that cover Company's products and services. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Company is otherwise in compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.
Section 2.17 of the Company Disclosure Schedule contains a true and complete
-----------------------------------------------
list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof, the period of time covered thereby and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability, electronic errors and omissions and other insurance policies currently in effect that insure the business, operations or employees of Company or affect or relate to the ownership, use or operation of any of the Assets and Properties of Company and that (a) have been issued to Company or (b) to the knowledge of Company, have been issued to any Person (other than Company) for the benefit of Company. The insurance coverage provided by the policies described in clause (a) above will not terminate or lapse by reason of any of the transactions contemplated by this Agreement. Each policy listed in Section 2.17 of Company
                                                      -----------------------
Disclosure Schedule is valid and binding and in full force and effect, all
-------------------
premiums due thereunder have been paid when due and neither Company or the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder, and Company has no knowledge of any reason or state of facts that could reasonably be expected to lead to the cancellation of such policies. The insurance policies listed in Section 2.17 of the Company Disclosure Schedule,
                             -----------------------------------------------
are in amounts and have coverages as required by any Contract to which Company is a party or by which any of its Assets and Properties is bound. Section 2.17
                                                                  ------------
of the Company Disclosure Schedule contains a list of all claims made under any
----------------------------------
insurance policies covering Company during the last two years. The Company has not received notice that any insurer under any policy referred to in this
Section 2.17 is denying liability with respect to a claim thereunder or
------------
defending under a reservation of rights clause.

     2.18  Affiliate Transactions. (a) Except as disclosed in Section 2.8(f) or
                                                              -----------------
2.18(a) of the Company Disclosure Schedule, (i) there are no Contracts or
------------------------------------------
Liabilities between Company, on the one hand, and (A) any current or former officer, director, stockholder, or Affiliate of Company or (B) any Person who, to Company's knowledge, is an Associate of any such officer, director, stockholder or Affiliate, on the other hand, (ii) Company does not provide or cause to be provided any assets, services or facilities to any such current or former officer, director, stockholder, or, to its knowledge, to any Affiliate or Associate, (iii) neither Company nor, any such current or former officer, director, stockholder, or to its knowledge, any Affiliate or Associate provides or causes to be provided any assets, services or facilities to Company and (iv) Company does not beneficially own, directly or indirectly, any Investment Assets of any such current or former officer, director, stockholder, Affiliate or Associate.

           (b) Each of the Contracts and Liabilities listed in Section 2.18(a)
                                                               ---------------
of the Company Disclosure Schedule was entered into or incurred, as the case may
----------------------------------
be, on terms no less favorable to Company (in the reasonable judgment of Company) than if such Contract or Liability was entered into or incurred on an arm's length basis on competitive terms. Any Contract to which Company is a party and in which any director of Company has a financial interest in such Contract was approved by a majority of the disinterested members of the Board of Directors of Company and/or stockholders of Company, as the case may be, in accordance with Section 144 of the DGCL.

     2.19  Employees; Labor Relations. (a) The Company is not a party to any
           --------------------------
collective bargaining agreement and there is no unfair labor practice or labor arbitration proceedings pending with respect to Company, or, to the knowledge of Company, threatened, and there are no facts or circumstances known to Company that could reasonably be expected to give rise to such complaint or claim. To the knowledge of Company, there are no organizational efforts presently underway or threatened involving any employees of Company or any of the employees performing work for Company but provided by an outside employment agency, if any. There has been no work stoppage, strike or other concerted action by employees of Company during the last two years.

           (b) All employees of Company are employed at will as are those employees (if any) represented by a union. Section 2.19(b) of the Company
                                           ------------------------------
Disclosure Schedule sets forth, individually, the name of each director,
-------------------
officer, employee and consultant, together with such person's position and essential function (as defined in 29 CFR Section 1630.2(n)), annual base salary or wage and any incentive, severance or bonus arrangements with respect to such person. Except as set forth in Section 2.19 of the Company Disclosure Schedule,
                               -----------------------------------------------
the completion of the transactions contemplated by this Agreement will not result in any payment or increased payment becoming due from Company to any current or former officer, director, or employee of, or consultant to, Company, and to the knowledge of Company no employee of Company has made any threat, or otherwise revealed an intent, to terminate such employee's relationship with Company, for any reason, including because of the consummation of the transactions contemplated by this Agreement. The Company is not a party to any agreement for the provision of labor from any outside agency. To the knowledge of Company, there have been no claims by employees of such outside agencies, if any, with regard to employees assigned to work for Company and no claims by any governmental agency with regard to such employees.

           (c) At no time during the last three years have there been any federal or state claims based on sex, sexual or other harassment, age, disability, race or other discrimination or common law claims, including claims of wrongful termination, by any employees of Company or by any of the employees performing work for Company but provided by an outside employment agency, and there are no facts or circumstances known to Company that could reasonably be expected to give rise to such complaint or claim. The Company has complied in all material respects with all laws related to the employment of employees and has not received any notice of any claim that it has not complied in any material respect with any Laws relating to the employment of employees, including any provisions thereof relating to wages, hours, immigration, collective bargaining, the payment of Social Security and similar taxes, equal employment opportunity, employment discrimination, the WARN Act, employee safety, or that it is liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing.

           (d) The Company has no written policies and/or employee handbooks or manuals except as described in Section 2.19(d) of Company Disclosure Schedule.
                               ----------------------------------------------

           (e) To the knowledge of Company, no officer, employee or consultant of Company is obligated under any Contract or other agreement or subject to any Order or Law that would interfere with Company's business as currently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of Company's business as presently conducted nor any activity of such officers, employees or consultants in connection with the carrying on of Company's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under any Contract or other agreement under which, to the Company's knowledge, any of such officer's, employees or consultants is now bound.

     2.20  Environmental Matters. (a) The Company does not require any
           ---------------------
Environmental Permits for the operation of its business. The Company will obtain, prior to the Closing, all Environmental Permits that must be obtained as of or immediately after the Closing in order for the Surviving Corporation and/or Company to conduct the business of Company as it was conducted prior to the Closing.

           (b) The Company is in compliance with all Environmental Laws.

           (c) Neither Company nor any predecessor of Company nor any entity previously owned by Company has received any notice of alleged, actual or potential responsibility for, or any inquiry regarding, (i) any Release or threatened or suspected Release of any Hazardous Material, or (ii) any violation of Environmental Law.

           (d) Neither Company nor any predecessor of Company nor any entity previously owned by Company has any obligation or liability with respect to any Hazardous Material, including any Release or threatened or suspected Release of any Hazardous Material, and there has been no event, fact or circumstance since the date of incorporation of Company or, prior to such time, which could reasonably be expected to form the basis of any such obligation or liability.

           (e) To the knowledge of Company, no Releases of Hazardous Material(s) have occurred at, from, in, to, on, or under any Site while Company has occupied the Site and no Hazardous Material is present in, on, about or migrating to or from any Site.

           (f) Neither Company nor any entity previously owned by Company, has transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material at or to any location.

           (g) No Site is a current or, to the knowledge of Company, proposed Environmental Clean-up Site.

           (h) To the knowledge of Company, there are no Liens under or pursuant to any Environmental Law on any Site.

           (i) To the knowledge of Company, there is no (i) underground storage tank, active or abandoned, (ii) polychlorinated biphenyl containing equipment,
(iii) asbestos-containing material, (iv) radon, (v) lead-based paint or (vi) urea formaldehyde at any Site. Any underground storage tank meets all 1998 upgrade requirements.

           (j) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or for Company or, to the knowledge of Company, by or for any Other Person with respect to any Site while Company has occupied the Site, which have not been delivered to SciQuest prior to execution of this Agreement.

           (k) Except as set forth in Section 2.20 of the Company Disclosure Schedules, Company is not a party, whether as a direct signatory, assignor or assignee, guarantor, successor, or third party beneficiary, to otherwise, and is not otherwise bound by, any lease or other contract under which Company is obligated or may be obligated by any representation, warranty, covenant, restriction, indemnification or other undertaking respecting Hazardous Materials or under which any other person is or has been released respecting Hazardous Materials.

           (l) The Company, each entity previously owned by Company and each predecessor of Company have provided all notifications and warnings, made all reports, and kept and maintained all records required pursuant to Environmental Laws.

     2.21  Substantial Customers. Section 2.21 of the Company Disclosure
           ---------------------  --------------------------------------
Schedule lists all customers of Company. Except as expressly contemplated by the
--------
terms of such customers' agreement with the Company, no customer has ceased or materially reduced its purchases from or sales or provision of services to Company since December 31, 1999, or, to the knowledge of Company, has threatened to cease or materially reduce such purchases or sales after the date hereof. To the knowledge of Company, no customer is threatened with bankruptcy or insolvency.

     2.22  Accounts Receivable. The accounts receivable of Company reflected on
           -------------------
Company Financials, and all accounts and notes receivable arising subsequent to December 31, 1999, (a) arose from bona fide sales transactions in the ordinary course of business and consistent with past practice, and are payable on ordinary trade terms net of applicable reserve as set forth in Company Financials, (b) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (c) are not subject to any valid set-off or counterclaim net of applicable reserve as set forth in Company Financials, and (d) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement (except that software licensed by Company is subject to acceptance by Company).

     2.23  Other Negotiations; Brokers; Third Party Expenses. Except as
           -------------------------------------------------
disclosed in Section 2.23 of the Company Disclosure Schedule, neither Company
             -----------------------------------------------
nor any of its Affiliates

(nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Company or any such Affiliate)
(a) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or (b) has entered into any Contract or had any discussions with any Person regarding any transaction involving Company which could reasonably be expected to result in SciQuest, Company or any general partner, limited partner, manager, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said Person as a result of entering into this Agreement or consummating the transactions contemplated hereby.

     2.24  Banks and Brokerage Accounts. Section 2.24 of the Company Disclosure
           ----------------------------  --------------------------------------
Schedule sets forth (a) a true and complete list of the names and locations of
--------
all banks, trust companies, securities brokers and other financial institutions at which Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of Company having signatory power with respect thereto and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

     2.25  Warranty Obligations. Section 2.25 of the Company Disclosure Schedule
           --------------------  -----------------------------------------------
sets forth (a) a list of all forms of written warranties, guarantees and written warranty policies of Company in respect of any of Company's products and services, which are currently in effect (the "Warranty Obligations"), and the
                                              --------------------
duration of each such Warranty Obligation, (b) each of the Warranty Obligations which is subject to any dispute or, to the knowledge of Company, threatened dispute and (c) the experience of Company with respect to warranties, guarantees and warranty policies of or relating to Company's products and services. True and correct copies of the Warranty Obligations have been provided to SciQuest prior to the execution of this Agreement. There have not been any material deviations from the Warranty Obligations, and salespersons, employees and agents of Company are not authorized to undertake obligations to any customer or other Person in excess of such Warranty Obligations. The balance sheet included in Company Financials reflects adequate reserves for Warranty Obligations. Unless specifically provided otherwise in Section 2.15 hereof or Section 2.15 of the
                                   ------------           -------------------
Company Disclosure Schedule, all products manufactured, designed, licensed,
---------------------------
leased, rented or sold by Company, except for those products manufactured or developed by a third party and sold by Company without change in form and with respect to which Company has no Warranty Obligations, (x) are and were free from defects in construction and design and (y) satisfy any and all Contract or other specifications related thereto to the extent stated in writing in such Contracts or specifications, in each case.

     2.26  Foreign Corrupt Practices Act. Neither Company, nor to the knowledge
           -----------------------------
of Company, any agent, employee or other Person acting on behalf of Company has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of

1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

     2.27  Tax-Free Reorganization. Neither Company nor any of its directors,
           -----------------------
officers or stockholders have taken any action which could reasonably be expected to jeopardize the status of the Merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

     2.28  Operating Plan. Company has made available to SciQuest the Company's
           --------------
2000 Operating Plan, which operating plan (including the financial projections contained therein) was prepared in good faith and was based on reasonable assumptions.

     2.29  Approvals.
           ---------

           (a) Section 2.29(a) of the Company Disclosure Schedule contains a
               --------------------------------------------------
list of all Approvals of Governmental or Regulatory Authorities relating to the business conducted by Company which are required to be given to or obtained by Company from any and all Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement.

           (b) Section 2.29(b) of the Company Disclosure Schedule contains a
               --------------------------------------------------
list of all Approvals which are required to be given to or obtained by Company from any and all third parties other than Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement.

           (c) The Company has obtained all material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by Company in the manner as it is currently being conducted and there has been no written notice received by Company of any violation or non-compliance with any such Approvals. All Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by Company as it is currently being conducted are set forth in Section 2.29(c) of the Company Disclosure Schedule.
                 --------------------------------------------------

           (d) The affirmative vote or consent of the holders of (i) a majority of the shares of Company Common Stock outstanding as of the applicable record date voting separately as a class, and (ii) a majority of the shares of each of Company Series A Preferred Stock, Company Series B Preferred Stock, Company Series D Preferred Stock and Company Series E Preferred Stock outstanding as of the applicable record date (as adjusted for subsequent stock splits, stock dividends, recapitalizations and the like), voting separately as classes and together with the holders of Company Common Stock on an as converted basis, are the only votes of the holders of any of Company Capital Stock necessary to approve this Agreement and the Merger and the transactions contemplated hereby.

           (e) The shares owned by stockholders of Company who have concurrently herewith entered into Voting Agreements constitute (u) seventy-five percent (75%) of the Company Capital Stock, (v) a majority of Company Common Stock, (w) a majority of Company Series A Preferred Stock, (x) a majority of Company Series B Preferred Stock, (y) a majority of Company Series D Preferred Stock, and (z) a majority of Company Series E Preferred Stock.

     2.30  Information Statement. The information supplied by Company for
           ---------------------
inclusion in the information statement to be sent to the stockholders of Company in connection with Company stockholders' consideration of the Merger (the "Company Stockholders Action") (such information statement as amended or
 ---------------------------
supplemented is referred to herein as the "Information Statement") shall not, on
                                           ---------------------
the date the Information Statement is first mailed to Company's stockholders, at the time of Company Stockholders Action and at the Effective Time, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for Company Stockholders Action which has become false or misleading.

     2.31  Due Diligence. The Company has delivered or made available true and
           -------------
complete copies of each material document (to the extent such documents exist), or true and complete summaries thereof, requested by SciQuest in writing prior to the date of this Agreement.

     2.32  Investment Advisors. Except as described in Section 2.34 of the
           -------------------                         -------------------
Company Disclosure Schedules, no broker, investment banker, financial advisor or
----------------------------
other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of Company, provided that in no event shall any fees described in the Company Disclosure Schedule exceed $2,000,000.

     2.33  Disclosure. No representation or warranty contained in this
           ----------
Agreement, and no statement contained in Company Disclosure Schedule or in any certificate furnished to SciQuest at Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.


                                  ARTICLE 3.
           REPRESENTATIONS AND WARRANTIES OF SCIQUEST AND MERGER SUB

     SciQuest and Merger Sub hereby represent and warrant to Company, subject to such exceptions as specifically disclosed with respect to specific sections of this Article 3 in the SciQuest Disclosure Schedule delivered herewith, (it being
     ---------
understood that a disclosure contained in any section of the SciQuest Disclosure Schedule shall relate to another section without an express cross-reference if the disclosure is readily apparent on its face to a reasonable person to be applicable to such other section) dated as of the date hereof and organized with corresponding numbered and lettered sections, as follows:

     3.1  Organization and Qualification. Each of SciQuest, Merger Sub and each
          ------------------------------
other Significant Subsidiary of SciQuest is a corporation duly organized, validly existing and in good standing under the Laws of the State of their respective incorporation and has all requisite corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use and lease its Assets and Properties. Each of SciQuest and Merger Sub is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a Material Adverse Effect on SciQuest.

     3.2  Authority Relative to this Agreement. Each of SciQuest and Merger Sub
          ------------------------------------
has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to which it is a party to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by SciQuest and Merger Sub of this Agreement and the Ancillary Agreements to which each is a party and the consummation by SciQuest and Merger Sub of the transactions contemplated hereby and thereby, and the performance by SciQuest and Merger Sub of their respective obligations hereunder and thereunder, have been duly and validly authorized by all necessary action by the Board of Directors of SciQuest and Merger Sub, respectively, and no other action on the part of the Board of Directors of SciQuest or Merger Sub is required to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which each is a party and the consummation by SciQuest and Merger Sub of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which SciQuest and Merger Sub are a party have been or will be, as applicable, duly and validly executed and delivered by SciQuest and Merger Sub and, assuming the due authorization and the valid execution and delivery hereof by Company and/or the other parties thereto, constitutes or will constitute, as applicable, a legal, valid and binding obligation of SciQuest and Merger Sub enforceable against SciQuest and Merger Sub in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

     3.3  Issuance of SciQuest Common Stock. The shares of SciQuest Common Stock
          ---------------------------------
to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, non-assessable free and clear of all Liens and issued in compliance with applicable federal and state securities laws subject to the truth and accuracy of the representations made by Company in Section 2.3.
                                                                    ------------
SciQuest shall reserve for issuance such number of shares of SciQuest Common Stock as required for the issuance of SciQuest Common Stock upon exercise of options granted pursuant to Section 1.6(d).

     3.4  Capitalization. (a) The authorized capital stock of SciQuest consists
          --------------
of 100,000,000 shares of Common Stock, $0.001 par value per share and 10,000,000 shares of Preferred Stock, $0.001 par value per share, of which 28,464,125 shares of Common Stock were outstanding as of February 29, 2000, and no shares of Preferred Stock were outstanding as of the date of this Agreement. All of the issued and outstanding shares of SciQuest Common Stock are validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable federal, state and foreign securities Laws. Except as set forth in Section 3.4
                                                                   -----------
of the SciQuest Disclosure Schedule, no shares of SciQuest Common Stock are held
-----------------------------------
in treasury.

          (b) The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, $0.001 par value per share, all of which are outstanding and are owned by SciQuest. All of the issued and outstanding shares of Merger Sub Common Stock are validly issued, fully paid and nonassessable, free and clear of all Liens, and have been issued in compliance with all applicable federal, state and foreign securities Laws.

     3.5  SEC Documents; SciQuest Financial Statements.
          --------------------------------------------

          (a) SciQuest has furnished to Company true and complete copies of all SEC Documents filed by it with the SEC since its initial public offering, all in the form so filed. Since November 19, 1999, SciQuest has filed all SEC documents required to be filed by SciQuest with the SEC. As of their respective filing dates, such SEC Documents filed by SciQuest and all SEC Documents filed after the date hereof (i) were prepared in all material respects with the applicable requirements of the Securities Act and Exchange Act, as the case may be, and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such SEC Documents have been corrected, updated or superseded by a document subsequently filed with the SEC.

          (b) The consolidated financial statements of SciQuest, including the notes thereto, included in the SEC Documents (the "SciQuest Financial
                                                   ------------------
Statements") comply as to form in all material respects with the published rules
----------
and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and present fairly the consolidated financial position of SciQuest and its Subsidiaries at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments). There has been no change in SciQuest's accounting policies except as described in the notes to the SciQuest Financial Statements. Except as reflected or reserved against in the SciQuest Financial Statements, SciQuest and its Subsidiaries have no material Liabilities, except for Liabilities and obligations (i) incurred in the ordinary course of business since the date of the most recent SciQuest Financial Statements or (ii) that would not be required to be reflected or reserved against in the balance sheet of SciQuest prepared in accordance with GAAP.

     3.6  No Conflicts. The execution and delivery by each of SciQuest and
          ------------
Merger Sub of this Agreement does not, and the performance by each of SciQuest and Merger Sub of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or bylaws of SciQuest or Merger Sub;

          (b) conflict with or result in a violation or breach of any Law or Order applicable to SciQuest or Merger Sub or their Assets or Properties;

          (c)  except as would not have a Material Adverse Effect on SciQuest,
(i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require SciQuest or Merger Sub to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result of the terms of, (other than the filing of the Certificate of Merger;

such consents approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or federal securities laws; and such filings as may be required under the HSR Act), (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon SciQuest or Merger Sub or any of their Assets or Properties, or (vii) result in the loss of a material benefit under, any of the terms, conditions or provisions of any Contract or License to which SciQuest or Merger Sub is a party or by which any of their Assets and Properties are bound.

     3.7  Organizational Documents. SciQuest has prior to the execution of this
          ------------------------
Agreement provided to Company true and complete copies of SciQuest's and Merger Sub's Certificate of Incorporation and bylaws (or other organizational documents), all as amended through the date hereof. Neither SciQuest nor Merger Sub is in violation of any provisions of their respective Certificate of Incorporation or bylaws (or other organizational documents) as so amended.

     3.8  SciQuest Financial Statements. Section 3.8 of the Company Disclosure
          -----------------------------  -------------------------------------
Schedule sets forth SciQuest financial statements as of, and for the period
--------
ending, December 31, 1999 (the "SciQuest 1999 Financials"). The SciQuest 1999 Financials provided to Company are correct and complete and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as indicated in the notes (if any) thereto, as provided to Company prior to the date hereof). The SciQuest 1999 Financials present fairly and accurately in all material respects the financial condition and operating results of SciQuest and its Subsidiaries as of the dates and during the periods indicated therein. Since December 31, 1999, there has been no change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of SciQuest or any Subsidiary.

     3.9  Absence of Changes. Except as set forth on the SciQuest Disclosure
          ------------------
Schedule and except for any changes that individually or in the aggregate could not be reasonably expected to have a Material Adverse Effect on SciQuest, SciQuest's Registration Statement on Form S-1 (SEC File No. 333-87433), as declared effective by the SEC on November 19, 1999, remains true and correct.

     3.10 Information to be Supplied by SciQuest and Merger Sub. The information
          -----------------------------------------------------
supplied by each of SciQuest and Merger Sub for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to Company's stockholders, at the time of Company Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for Company Stockholders Action which has become false or misleading.

     3.11  Investment Advisors. Except Donaldson, Lufkin & Jennrette Securities
           -------------------
Corporation, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of SciQuest, which fees shall be the sole responsibility of SciQuest.

     3.12  Tax-Free Reorganization. SciQuest, Merger Sub and their directors,
           -----------------------
officers or stockholders have not taken any action which could reasonably be expected to jeopardize the status of the Merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

     3.13  Third-Party Consents. Neither SciQuest nor Merger Sub is required to
           --------------------
obtain from any third party any consent, waiver or approval for the consummation of the Merger (other than consents which will be obtained at or prior to the Closing and consents, the absence of which could not reasonably be expected to have a Material Adverse Effect on SciQuest or to prevent the consummation of the transactions contemplated by this Agreement).

     3.14  Disclosure. No representation or warranty contained in this Agreement
           ----------
and no statement contained in the SciQuest Disclosure Schedule or in any certificate furnished to the Company at Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.


                                  ARTICLE 4.
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business of Company.
          ------------------------------

          During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement, the Effective Time or the Outside Closing Date, Company agrees (unless SciQuest shall give its prior consent in writing), to carry on its business in the ordinary course and in accordance with Company's 2000 Operating Plan, to pay its Liabilities and Taxes consistent with Company's past practices (and in any event when due), to pay or perform other obligations when due consistent with Company's past practices (other than Liabilities, Taxes and other obligations, if any, contested in good faith through appropriate proceedings), and, to the extent consistent with such business, to use reasonable efforts and institute all policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other Persons having business dealings with it, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Except as expressly contemplated by this Agreement, Company shall not, without the prior written consent of SciQuest, take or agree in writing or otherwise to take, any action that would result in the occurrence of any of the changes described in Section 2.8 of this Agreement,
                                                  -----------
or any other action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent Company from performing or cause Company not to perform its agreements and covenants in this Agreement. Without limiting the generality of the foregoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in the Company Disclosure Schedule or as required or expressly permitted by this Agreement or in the ordinary course of business, Company shall not do, cause or permit any of the following, without the prior written consent of SciQuest:

          (a)  Charter Documents:  cause or permit any amendments to its
               -----------------
Certificate of Incorporation or Bylaws;

          (b)  Dividends; Changes in Capital Stock:  declare or pay any
               -----------------------------------
dividend on or make any other distribution (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

          (c)  Stock Option Plans:  accelerate, amend or change the period of
               ------------------
exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans; or grant any Option;

          (d)  Contracts: enter into any (i) Contract or commitment, or violate,
               ---------
amend or otherwise modify or waive any of the terms of any of its Contracts, other than in the ordinary course of business consistent with past practice which involve total obligations of less than fifty thousand dollars ($50,000) and which are not otherwise material to the business of Company or (ii) any Customer License Agreement, Supplier License Agreement, Source Code Agreement, Distributor Agreement or Other Agreement;

          (e)  Issuance of Securities:  issue, deliver or sell or authorize or
               ----------------------
propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the conversion of outstanding shares of Company Preferred Stock and the exercise of Company Options, Company Warrants or other Company Stock Purchase Rights outstanding as of February 7, 2000;

          (f)  Intellectual Property:  transfer to any person or entity any
               ---------------------
rights to any Intellectual Property other than non-exclusive licenses in connection with the sale of Company products in the ordinary course of business consistent with past practice;

          (g)  Exclusive Rights:  enter into or amend any agreement pursuant to
               ----------------
which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of Company's products or technology;

          (h)  Dispositions:  sell, lease, license or otherwise dispose of or
               ------------
encumber any of Company's properties or assets, except for nonexclusive licenses in connection with resale of

Company's products in the ordinary course of business consistent with past practice or sales of immaterial assets;

          (i)  Indebtedness:  incur any indebtedness for borrowed money or
               ------------
guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (j)  Leases: enter into any operating lease other than in the ordinary
               ------
course of business;

          (k)  Payment of Obligations:  pay, discharge or satisfy any claim,
               ----------------------
liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in Company Financials and reasonable expenses incurred in connection with the transactions contemplated by this Agreement;

          (l)  Capital Expenditures:  make any capital expenditures, capital
               --------------------
additions or capital improvements except in accordance with Company's 2000 Operating Plan;

          (m)  Insurance:  reduce the amount of any insurance coverage provided
               ---------
 by existing insurance policies;

          (n)  Termination or Waiver:  terminate or waive any right of
               ---------------------
substantial value;

          (o)  Employee Benefit Plans; New Hires; Pay Increases:  adopt or
               ------------------------------------------------
amend any employee benefit or stock purchase or option plan, or hire any new director level or officer level, consultant or employee, pay any special bonus or special remuneration to any employee, consultant or director or increase the salaries, wage rates or compensation of any employee or consultant;

          (p)  Severance Arrangements:  grant any severance or termination pay
               ----------------------
(i) to any director, officer or consultant or (ii) to any other employee or consultant except payments made pursuant to standard written agreements outstanding on the date hereof;

          (q)  Lawsuits:  commence a lawsuit other than (i) for the routine
               --------
collection of bills, or (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with SciQuest prior to the filing of such a suit (other than for a breach of this Agreement);

          (r)  Acquisitions:  acquire or agree to acquire by merging or
               ------------
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

          (s)  Taxes:  make or change any  election in respect of Taxes, adopt
               -----
or change any accounting method in respect of Taxes, file any Tax Return or any amendment to a Tax Return other than Company's corporate Tax Return for the year ended December 31, 1999, and payroll tax returns, enter into any closing agreement, settle any claim or assessment in respect of

Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (t)  Revaluation:  revalue any of its assets, including writing down
               -----------
the value of inventory or writing off notes or accounts receivable; or

          (u)  Other:  take or agree in writing or otherwise to take, any of the
               -----
actions described in Sections 4.1(a) through (t) above, or any action which
                     ----------------------------
would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants and agreements in this Agreement or cause any condition to SciQuest's closing obligations in Section 6.1 or Section 6.3
                                                   -----------    -----------
not to be satisfied.

     4.2  No Solicitation. Until the earlier of the Effective Time, the date of
          ---------------
termination of this Agreement pursuant to the provisions of Section 8.1 hereof
                                                            -----------
and the Outside Closing Date, Company will not take (and since February 8, 2000, inclusive, Company has not taken), nor will Company permit (and since the time of execution of the Merger Agreement inclusive has not permitted) any of its directors, officers, agents, employees, Affiliates, Associates, attorneys, accountants, financial advisers or other representatives (collectively, "Representatives") to (directly or indirectly): (i) solicit, encourage,
 ---------------
initiate, entertain, review or participate in any negotiations or discussions with respect to any possible Business Combination involving Company or any of its subsidiaries (whether such subsidiaries are in existence on the date hereof or are hereafter established) or any offer or proposal, oral, written, or otherwise, formal or informal to acquire all or any major part of Company, whether by purchase of assets, exclusive license, joint venture formation, purchase of stock, business combination or otherwise, (ii) disclose any information not customarily disclosed to any Person concerning Company which Company believes, or could reasonably be expected to believe, would be used for the purposes of evaluating any such possible Business Combination or formulating any such offer or proposal, (iii) assist, cooperate with, facilitate or encourage any such offer or proposal, or any effort or attempt by any such Person with regard to any such possible Business Combination (a "Competing
                                                                 ---------
Transaction"), (iv) enter into any contract, arrangement or understanding with
-----------
any Person, looking toward a Business Combination, (v) make or authorize any statement, endorsement, recommendation or solicitation in support of any such offer or proposal or any such possible Business Combination, (vi) agree to, enter into, approve, recommend or endorse a contract regarding, any transaction involving the acquisition of all or any major part of Company, or (vii) authorize or permit any of Company's Representatives to take any action within the scope of any of the foregoing clauses. Without limiting the foregoing provisions, if any substantive proposal or offer regarding a Competing Transaction is made or is outstanding on the date hereof, the Company shall notify SciQuest (such notice to include the identity of the Person proposing such Competing Transaction and the terms thereof), and shall keep SciQuest fully apprised, on a current basis, of the status and details of any such Competing Transaction and of any modifications to the terms thereof. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties other than SciQuest conducted heretofore with respect to any Competing Transaction. Each of Company and SciQuest acknowledge that this Section 4.2 was a significant inducement for SciQuest to enter into
          -----------
this Agreement and the absence of such provision would have resulted in either
(i) a material
reduction in the merger consideration to be paid to the stockholders of Company or (ii) a failure to induce SciQuest to enter into this Agreement.


                                  ARTICLE 5.
                             ADDITIONAL AGREEMENTS

     5.1  Information Statement. (a) As soon as practicable after the execution
          ---------------------
of this Agreement, Company shall prepare, with the cooperation of SciQuest, the Information Statement for the stockholders of Company to approve this Agreement, the Certificate of Merger and the transactions contemplated hereby. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of SciQuest Common Stock to be received by the holders of Company Capital Stock in the Merger. SciQuest and Company shall each use reasonable commercial efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of SciQuest and Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise SciQuest, and SciQuest will promptly advise Company, in writing if at any time prior to the Effective Time either Company or SciQuest, as applicable, shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Board of Directors of Company that Company stockholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are advisable and fair and reasonable to and in the best interest of the stockholders of Company. Anything to the contrary contained herein notwithstanding, neither party shall include in the Information Statement any information with respect to the other party, the form and content of which information shall not have been approved by such other party prior to such inclusion.

          (b) SciQuest and Company shall use commercially reasonable efforts to effect the issuance of the shares of SciQuest Common Stock to be issued pursuant to Section 1.6 in a private placement pursuant to Section 4(2) of the Securities
   -----------                                    ------------
Act. The parties hereto acknowledge and agree that: (i) as a condition to the issuance of shares to any particular stockholder of the Company, SciQuest shall be entitled to obtain from such stockholder a Stockholder Certificate in the form attached hereto as Exhibit C (or such other form as shall be reasonably
                        ---------
satisfactory to SciQuest) ("Stockholder Certificate") and that SciQuest will be
                            -----------------------
relying upon the representations made by such stockholder of Company in the applicable Stockholder Certificate in connection with the issuance of SciQuest Common Stock to such stockholder, (ii) the shares of SciQuest Common Stock so issued pursuant to Section 1.6 will not be registered under the Securities Act
                   -----------
and will constitute "restricted securities" within the meaning of the Securities Act; and (iii) the certificates representing the shares of SciQuest Common Stock shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares.

     5.2  Stockholder Approval. As soon as practicable following the execution
          --------------------
and delivery of this Agreement, Company shall give written notice of this Agreement and Company Stockholders Action to all Company stockholders and shall use commercially reasonable efforts to take all other action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene Company Stockholders Action or to secure the written consent of its stockholders before March 20, 2000. The Company shall consult with SciQuest regarding the date of Company Stockholders Action and use all commercially reasonable efforts and shall not postpone or adjourn (other than for the absence of a quorum) Company Stockholders Action without the consent of SciQuest. The Company shall use all commercially reasonable efforts required to take all action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger. The materials submitted to the stockholders of Company in respect of the Merger shall have been subject to prior review and comment by SciQuest.

     5.3  Access to Information. Between the date of this Agreement and the
          ---------------------
earlier of the Effective Time or the termination of this Agreement, upon reasonable notice Company shall (i) give SciQuest and its respective officers, employees, accountants, counsel, financing sources and other agents and representatives reasonable access to all buildings, offices, and other facilities and to all Books and Records of Company, whether located on the premises of Company or at another location; (ii) permit SciQuest to make such inspections as they may reasonably require; (iii) cause its officers to furnish SciQuest such financial, operating, technical and product data and other information with respect to the business and Assets and Properties of Company as SciQuest from time to time may request, including financial statements and schedules; (iv) allow SciQuest the opportunity to interview such employees and other personnel and Affiliates of Company with Company's prior written consent, which consent shall not be unreasonably withheld or delayed; and (v) assist and cooperate with SciQuest in the development of integration plans for implementation by SciQuest and the Surviving Corporation following the Effective Time; provided, however, that no investigation pursuant to this Section 5.3
                                                                -----------
shall affect or be deemed to modify any representation or warranty made by Company herein. Materials furnished to SciQuest pursuant to this Section 5.3 may
                                                                 -----------
be used by SciQuest for strategic and integration planning purposes relating to accomplishing the transactions contemplated hereby.

     5.4  Confidentiality. The parties acknowledge that SciQuest and Company
          ---------------
have previously executed a non-disclosure agreement prior to the date hereof (the "Confidentiality Agreement"), which Confidentiality Agreement shall
      -------------------------
continue in full force and effect in accordance with its terms. Each of the parties hereto hereby agrees to keep the terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to Section 5.3, or pursuant to the negotiation and
                          -----------
execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of Law, or a confidentiality agreement or other contractual legal or fiduciary obligation of confidentiality of the disclosing party or any other party with respect to such information, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources not bound by applicable confidentiality restrictions, (e) is developed independently without the use of the other party's confidential information, (f) is required to be disclosed by order of court or Governmental or Regulatory Authority with subpoena powers (provided that such party shall have provided the other party with prior notice of such order and an opportunity to object or seek a protective order and take any other available action) or (g) which is disclosed in the course of any Action or Proceeding between any of the parties hereto. Without limiting the foregoing, all information furnished to SciQuest and its officers, employees, accountants and counsel by Company, and all information furnished to Company by SciQuest and its officers, employees, accountants and counsel, shall be covered by the Confidentiality Agreement, and SciQuest and Company shall be fully liable and responsible under the Confidentiality Agreement for any breach of the terms and conditions thereof by their respective subsidiaries, officers, employees, accountants and counsel.

     5.5  Expenses. Except as otherwise provided in this Agreement, whether or
          --------
not the Merger is consummated, all fees and expenses incurred in connection with the Merger including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred
                                               --------------------
by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses provided that, if the Merger is consummated, SciQuest shall pay the Company's Third Party Expenses in an amount up to $200,000 for legal fees ($250,000 if the Closing occurs on or after March 31, 2000) and $25,000 accounting fees incurred by the Company in connection with the transactions contemplated hereby and Company agrees that SciQuest will have full recourse to the Escrow Fund for payment of Third Party Expenses in excess of the foregoing amounts, whether such Third Party Expenses have been paid, accrued or incurred by Company.

     5.6  Public Disclosure. Except as otherwise provided in this Agreement, or
          -----------------
unless otherwise required by Law (including federal and state securities laws) or, as to SciQuest, by the rules and regulations of the NASD, prior to the Effective Time, no public disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by SciQuest and Company prior to release; provided, however, that such approval shall not be unreasonably withheld or delayed.

     5.7  Approvals. SciQuest and Company shall use all commercially reasonable
          ---------
efforts required to obtain all Approvals from Governmental or Regulatory Authorities or under any of the Contracts or other agreements as may be required in connection with the Merger (all of which Approvals are set forth in Company Disclosure Schedule) so as to preserve all rights of and benefits to Company thereunder and SciQuest and Company shall provide each other with such assistance and information as is reasonably required to obtain such Approvals.

     5.8  Notification of Certain Matters. The Company shall give prompt notice
          -------------------------------
to SciQuest, and SciQuest shall give prompt notice to Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Company or SciQuest, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any failure of Company or SciQuest, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.9   Additional Documents and Further Assurances. Each party hereto, at
           -------------------------------------------
the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things (including all action reasonably necessary to seek and obtain any and all consents and approvals of any Government or Regulatory Authority or Person required in connection with the Merger; provided, however, that SciQuest shall not be obligated to consent to any divestitures or operational limitations or activities in connection therewith and no party shall be obligated to make a payment of money in excess of $15,000 as a condition to obtaining any such condition or approval) as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.10  Form S-8. SciQuest shall file a registration statement on Form S-8
           --------
for the shares of SciQuest Common Stock issuable with respect to assumed Company Options within fifteen (15) days after the Effective Time to the extent the shares of SciQuest Common Stock issuable upon exercise of such Company Options qualify for registration on Form S-8. SciQuest shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement and the current status of the prospectus relating thereto for as long as such Company Options remain outstanding.

     5.11  NNM Listing of Additional Shares Application. SciQuest shall use its
           --------------------------------------------
commercially reasonable efforts to cause to be authorized for listing on the NNM the shares of SciQuest Common Stock to be issued and the shares of SciQuest Common Stock required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

     5.12  Company's Auditors. The Company will use commercially reasonable
           ------------------
efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by SciQuest to comply with applicable SEC regulations, (ii) the review of any Company audit or review work papers including the examination of selected audited financial statements and data, and (iii) the delivery of such representations from Company's independent accountants as may be reasonably requested by SciQuest or its accountants.

     5.13  Takeover Statutes. If any Takeover Statute is or may become
           -----------------
applicable to the transactions contemplated hereby, the Board of Directors of Company will grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate the effects of any Takeover Statute on any of the transactions contemplated hereby.

     5.14  Directors' and Officers' Indemnification. (a) SciQuest, Company and
           ----------------------------------------
the Surviving Corporation agree that all rights to indemnification or exculpation now existing in favor of the employees, agents, directors or officers of Company (the "Company Indemnified Parties") as provided in its
                          ---------------------------
Certificate of Incorporation or Bylaws or indemnification agreements as in effect on December 31, 1999 shall continue in full force and effect for a period of not less than seven (7) years from the Closing Date; provided, however, that, in the event any claim or claims are asserted or made within such seven (7) year period, all rights to indemnification in respect of any such claim or claims shall continue to disposition of any and all such claims. Any determination required to be made with respect to whether a Company Indemnified Party's conduct complies with the standards set forth in the Certificate of Incorporation or Bylaws or indemnification agreements of the Surviving Corporation or otherwise shall be made by independent counsel selected by the Surviving Corporation reasonably satisfactory to Company Indemnified Party (whose fees and expenses shall be paid by the Surviving Corporation).

           (b) The Company hereby represents and warrants to SciQuest that no claim for indemnification pursuant to any indemnification agreement or provision of Company's Certificate of Incorporation or Bylaws has been made by any director or officer of Company and, to the knowledge of Company, no basis exists for any such claim for indemnification by any director or officer of Company.

     5.15  Benefit Arrangements. Until the earlier to occur of December 31, 2000
           --------------------
or the termination of agreements relating to such benefits SciQuest shall provide (or will cause Company to provide) benefits to the employees of the Company as of the Effective Time that are at least as favorable, taken as a whole, as the benefits currently provided to such employees. From and after the Effective Time, SciQuest shall grant employees of the Company as of the Effective Time credit for all service (to the same extent as service with SciQuest is taken into account with respect to similarly situated employees of SciQuest) with Company prior to the Effective Time for (i) eligibility and vesting purposes under all Plans and (ii) for purposes of vacation accrual after the Effective Time as if such service with Company was service with SciQuest. SciQuest and Company agree that where applicable with respect to any medical or dental benefit plan of SciQuest, SciQuest shall provide that any covered expenses incurred on or before the Effective Time by an employee of the Company or an employee's covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the same extent as such expenses are taken into account for the benefit of similarly situated employees of SciQuest.

     5.16  Treatment as Reorganization. Neither SciQuest nor Company shall take
           ---------------------------
any action prior to or following the Closing that would cause the merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

     5.17  Company Repurchases. The Company will exercise any rights that mature
           -------------------
between the date hereof and the Effective Time to repurchase any outstanding shares of Company Capital Stock at the lowest price possible, so long as such price is less than the Signing Share Price divided by the Exchange Ratio.

     5.18  Merger Sub. Prior to the Effective Time, Merger Sub shall not conduct
           ----------
any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than the minimum amount of cash required to be paid to Merger Sub for the valid issuance of its stock to SciQuest) or Liabilities.

                                  ARTICLE 6.
                           CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger. The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a)  Governmental and Regulatory Approvals.  Approvals from any
               -------------------------------------
Governmental or Regulatory Authority (if any) necessary for consummation of the transactions contemplated by this Agreement shall have been timely obtained, and any waiting period applicable to the consummation of the Merger under the HSR Act (other than with respect to the receipt of SciQuest Common Stock by a stockholder of Company) shall have expired or been terminated.

          (b)  No Injunctions or Regulatory Restraints; Illegality.  No
               ---------------------------------------------------
temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or Governmental or Regulatory Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated by the terms of this Agreement that would prohibit the consummation of the Merger or which would permit consummation of the Merger only if certain divestitures were made or if SciQuest were to agree to limitations on its business activities or operations.

          (c)  Tax Opinions.  SciQuest and Company shall each have received
               ------------
written opinions from their counsel, in form and substance reasonably satisfactory to each of them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

          (d)  Stockholder Approval.  The Merger shall have been approved by the
               --------------------
requisite votes of Company's stockholders in accordance with the DGCL.

          (e)  NNM Listing.  The shares of SciQuest Common Stock issuable to
               -----------
stockholders of Company in the Merger and the shares of SciQuest Common Stock required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NNM upon official notice of issuance.

          (f)  Legal Proceedings.  No Governmental or Regulatory Authority
               -----------------
shall have notified either party to this Agreement that such Governmental or Regulatory Authority intends to commence proceedings to restrain or prohibit the transactions contemplated hereby or force rescission, unless such Governmental or Regulatory Authority shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

     6.2  Additional Conditions to Obligations of Company. The obligations of
          -----------------------------------------------
Company to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
warranties made by SciQuest and Merger Sub in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) when made and on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such earlier date.

          (b)  Performance.  SciQuest and Merger Sub shall have performed and
               -----------
complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by SciQuest or Merger Sub at or before the Closing.

          (c)  Officers' Certificates.  SciQuest shall have delivered to
               ----------------------
Company a certificate, dated the Closing Date and executed by its President or Chief Executive Officer, substantially in the form set forth in Exhibit D-1
                                                                -----------
hereto, and a certificate, dated the Closing Date and executed by the Secretary of SciQuest, substantially in the form set forth in Exhibit D-2 hereto.
                                                    -----------

          (d)  Legal Opinion.  The Company shall have received a legal opinion
               -------------
from Morris, Manning & Martin LLP, counsel to SciQuest, as to the matters set forth on Exhibit E hereto.
         ---------

          (e)  Tax Representation Letter. SciQuest shall have executed and
               --------------------------
delivered to the Company a Tax Representation Letter in substantially the form attached as Exhibit K.
            ---------

          (f)  Registration Rights Agreement.  SciQuest shall have executed and
               -----------------------------
delivered to Company the Registration Rights Agreement substantially in the form of Exhibit J hereto (and such Registration Rights Agreement shall be in full
   ---------
force and effect).

          (g) No Material Adverse Change.  There shall have been no events,
              --------------------------
changes or effects, individually or in the aggregate, with respect to SciQuest having, or that could reasonably be expected to have, a Material Adverse Effect on SciQuest and its Subsidiaries taken as a whole.

     6.3  Additional Conditions to the Obligations of SciQuest and Merger Sub.
          -------------------------------------------------------------------
The obligations of SciQuest and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by SciQuest:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
warranties made by Company in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) when made and (other than representations and warranties which by their express terms are made solely as of a specified earlier date) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date; and any representation or warranty made as of a specified date earlier than the Closing Date shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such earlier date.

          (b)  Performance.  The Company shall have performed and complied
               -----------
with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Company on or before the Closing Date.

          (c)  Officers' Certificates.  The Company shall have delivered to
               ----------------------
SciQuest a certificate, dated the Closing Date and executed by the President and Chief Executive Officer of Company, substantially in the form set forth in Exhibit F- 1 hereto, and a certificate, dated the Closing Date and executed by
------------
the Secretary of Company, substantially in the form set forth in Exhibit F-2
                                                                 -----------
hereto.


          (d)  Third Party Consents.  SciQuest shall have been furnished with
               --------------------
evidence satisfactory to it that Company has obtained the consents, approvals and waivers listed in Section 2.5 of the Company Disclosure Schedule.
                      ----------------------------------------------

          (e) Legal Opinion.  SciQuest shall have received a legal opinion from
              -------------
Drinker Biddle & Reath LLP, legal counsel to Company, as to the matters set forth on Exhibit G hereto.
         ---------

          (f)  Employment Agreements. Jeb Connor, James Keller, Mark Robillard,
               ---------------------
John Thomas and Robert O'Hara shall have executed and delivered to SciQuest an Employment Agreement in the form attached hereto as Exhibit H ("Employment
                                                    ---------   ----------
Agreement"), and all of such Employment Agreements shall be in full force and
---------
effect.

          (g)  Tax Representation Letter. The Company shall have executed and
               --------------------------
delivered to SciQuest a Tax Representation Letter in substantially the form attached as Exhibit K.
            ---------

          (h)  Stockholder Approval.  Holders of at least seventy-five percent
               --------------------
(75%) of the outstanding shares of Company Capital Stock shall have approved the Merger, this Agreement and the transactions contemplated hereby.

          (i)  No Material Adverse Change.  There shall have been no events,
               --------------------------
changes or effects, individually or in the aggregate, with respect to Company having, or that could reasonably be expected to have, a Material Adverse Effect on Company and its subsidiaries taken as a whole.

          (j)  Employees.  Jeb Connor, James Keller, Mark Robillard, John
               ---------
Thomas and Robert O'Hara shall continue to be employed by Company at the Closing, and shall not have given any notice or other indication that they are not willing to be employed by SciQuest or a Subsidiary of SciQuest (as SciQuest shall designate), following the Merger. In addition, at least (i) 90% of the non-clerical or administrative employees (other than the employees named in the preceding sentence) or (ii) 70% of the non-clerical and administrative employees (other than the employees named in the preceding sentence) if Closing occurs more than thirty (30) days following the date hereof, of Company employed as of the date hereof shall continue to be employed by Company on the Closing Date and shall not have given any notice or other indication that they are not willing to be employed by SciQuest or a Subsidiary of SciQuest (as SciQuest shall designate) following the Merger.

          (k)  Private Placement.  Each of the stockholders of Company set
               -----------------
forth in Section 6.3(k) of the Company Disclosure Schedule shall have delivered
         -------------------------------------------------
an executed copy of the Stockholder Certificate, and SciQuest shall be reasonably satisfied that the shares of SciQuest Common Stock to be issued in connection with the Merger pursuant to Section 1.6(a) are issuable without
                                       --------------
registration pursuant to Section 4(2) of the Securities Act and SEC rules and regulations promulgated thereunder.

          (l)  Polar Agreement.  The Company shall have entered into agreements
               ---------------
with Polar, in form and substance reasonably acceptable to SciQuest, terminating all rights of Polar with respect to the Company or its assets and properties.

          (m)  Escrow Agreement.  Company, SunTrust Bank, Atlanta, and
               ---------------
Technology Leaders Management, Inc. shall have executed and delivered to SciQuest the Escrow Agreement.


                                  ARTICLE 7.
            SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
                         AGREEMENTS; ESCROW PROVISIONS

     7.1  Survival of Representations, Warranties, Covenants and Agreements.
           -----------------------------------------------------------------
Notwithstanding any right of SciQuest or Company (whether or not exercised) to investigate the affairs of SciQuest or Company (whether pursuant to Section 5.3
                                                                    -----------
or otherwise) or a waiver by SciQuest or Company of any condition to Closing set forth in Article 6, each party shall have the right to rely fully upon the
         ---------
representations, warranties, covenants and agreements of the other party contained in this Agreement or in any instrument delivered pursuant to this Agreement. All representations and warranties of Company, all other covenants and agreements of Company which by their terms are to be performed on or prior to the Closing Date, all representations and warranties of SciQuest and Merger Sub, and all covenants and agreement of SciQuest and Merger Sub which by their terms are to be performed on or prior to the Closing Date, contained in this Agreement or in any certificate delivered pursuant to Section 6.2(c) or
                                                      --------------
Section 6.3(c) of this Agreement shall survive the Merger and continue until the
--------------
second anniversary of the Closing Date (the "Expiration Date").

     7.2  Indemnification and Escrow Provisions.
          -------------------------------------

          (a) Indemnification.  Subject to the limitations set forth in the
              ---------------
Escrow Agreement, the stockholders of the Company shall jointly and severally indemnify and hold SciQuest, and its officers, directors, employees, stockholders, agents and affiliates for any and all Losses (whether or not involving a Third Party Claim), incurred or sustained by SciQuest or any such person as a result of (i) any inaccuracy or breach of any representation, warranty, covenant or agreement of Company contained herein, in any instrument delivered pursuant to this Agreement. SciQuest shall indemnify and hold Company, and its officers, directors, employees, stockholders, agents and affiliates for any and all Losses (whether or not involving a Third Party Claim), incurred or sustained by Company or any such person as a result of any inaccuracy or breach of any representation, warranty, covenant or agreement of SciQuest contained herein, in any instrument delivered pursuant to this Agreement, or the operation of Company after the Closing; provided however, that any such claim for indemnification from SciQuest after the Closing may be pursued only by the Stockholder Agent on behalf of the Company's stockholders.

          (b)  Establishment of the Escrow Fund.  As soon as practicable after
               --------------------------------
the Effective Time, the Escrow Amount, without any act of any stockholder, will be deposited with the Depositary Agent (plus a proportionate share of any additional shares of SciQuest Common Stock as may be issued upon any stock splits, stock dividends or recapitalizations effected by SciQuest following the Effective Time), such deposit to constitute the "Escrow Fund" to be governed by
                                                 -----------
the terms set forth herein. The portion of the Escrow Amount contributed on behalf of each stockholder of Company shall be in proportion to the aggregate number of shares of SciQuest Common Stock, which such holder would otherwise be entitled under Section 1.6, and such shares will be held of record by each such
               -----------
stockholder of the Company.

          (c)  Recourse to the Escrow Fund; Exclusive Remedy; Limitations and
               --------------------------------------------------------------
Requirements of Indemnity by Company.  The Escrow Fund shall be the exclusive
------------------------------------
remedy available to compensate SciQuest, and its officers, directors, employees, agents and Affiliates for any and all Losses (whether or not involving a Third Party Claim) (i) with respect to which it is entitled to indemnification is available under Section 7.2(a) hereof or (ii) as the result of the exercise by any of the Company's stockholders of applicable appraisal, dissenters or similar rights; provided, however, that the Escrow Fund shall not be available to compensate SciQuest for any Losses except to the extent that the aggregate Losses exceed $500,000 and then only to the extent of such excess.

                                  ARTICLE 8.
                       TERMINATION, AMENDMENT AND WAIVER

     8.1  Termination. Except as provided in Section 8.2 below, this Agreement
          -----------                        -----------
may be terminated and the Merger abandoned at any time prior to the Effective
Time:

          (a) by mutual agreement of Company and SciQuest;

          (b) by SciQuest or Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Eastern Time) on May 1, 2000 (the "Outside Closing Date")
                                                     --------------------
(provided, however, that the right to terminate this Agreement under this
Section 8.1(b)(i) shall not be available to any party whose willful failure to
-----------------
fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental or Regulatory Authority that would make consummation of the Merger illegal;

          (c) by SciQuest if there shall be any action taken, or any Law or Order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental or Regulatory Authority, which would: (i) prohibit SciQuest's ownership or operation of all or any portion of the business of Company or (ii) compel SciQuest to dispose of or hold separate all or a portion of the Assets and Properties of Company as a result of the Merger;

          (d) by SciQuest if it is not in material breach of its representations, warranties, covenants, and agreements under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Company and (i) Company is not using its reasonable efforts to cure such breach, or has not cured such breach within thirty (30) days, after notice of such breach to Company (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) as a result of such breach any of the conditions set forth in Section 6.1 or Section 6.3, as the case may be, would
                        -----------   ------------
not then be satisfied;

          (e) by Company if Company is not in material breach of any of its representations, warranties, covenants and agreements under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of SciQuest and (i) SciQuest is not using its reasonable efforts to cure such breach, or has not cured such breach within thirty (30) days, after notice of such breach to SciQuest (provided, however, that no cure period shall be required for a breach any of which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.1 or Section 6.2, as the case may be, would not then be
         ------------   -----------
satisfied; or

          (f) by SciQuest, if the Merger shall not have been approved by the requisite votes of Company's stockholders in accordance with the DGCL;

          (g)  by SciQuest, if any of the individuals listed in Section 6.3(j)
                                                                --------------
cease to be employed by Company;

          (h) by SciQuest, if, at any time, less than (i) ninety percent (90%) of the non-clerical and administrative employees (other than employees named in
Section 6.3(n)) of Company employed as of the date hereof or (ii) seventy
---------------
percent (70%) of the non-clerical and administrative employees (other than employees named in Section 6.3(n)) of Company employed as of the date hereof if
                   ---------------
Closing occurs more than thirty (30) days following the date hereof, shall cease to be employed by Company or shall have given any notice or other indication that they are not willing to be employed by SciQuest or a Subsidiary of SciQuest (as SciQuest shall designate) following the Merger (it being understood and agreed that Company employees who cease to be employed by Company as a result of death or bona fide permanent disability will be excluded from the numerator and the denominator in calculating such percentages).

     8.2  Effect of Termination. In the event of a valid termination of this
          ---------------------
Agreement as provided in Section 8.1, this Agreement shall forthwith become void
                         -----------
and there shall be no liability or obligation on the part of SciQuest or Company, or their respective officers, directors or stockholders or Affiliates or Associates; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.4, 5.5, 8.2, 9.6, 9.9, 9.10 and 9.11 of this
                  -----------------------------------------------
Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3  Amendment. Except as is otherwise required by applicable law after the
          ---------
stockholders of Company approve the Merger and this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4  Extension; Waiver. At any time prior to the Effective Time, SciQuest
          -----------------
and Company may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE 9.
                           MISCELLANEOUS PROVISIONS

     9.1  Notices. All notices, requests and other communications hereunder must
          -------
be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

          If to SciQuest:

          SciQuest.com, Inc.
          5151 McCrimmon Parkway
          Suite 208
          Morrisville, NC  27560
          Facsimile No.:  (919) 659-2195
          Attn: Chief Executive Officer
          Attn: President
          Attn: General Counsel

          with a copy (which shall not constitute notice) to:

          Morris, Manning & Martin, LLP
          1600 Atlanta Financial Center
          3343 Peachtree Road, N.E.
          Atlanta, Georgia  30326
          Facsimile No.:  (404) 365-9532
          Attn:  Grant W. Collingsworth, Esq.

          If to Company to:

          EMAX Solution Partners, Inc.
          18 Campus Boulevard
          Newton Square, PA 19073
          Facsimile No.:  (610) 325-3782
          Attn: Chief Executive Officer

          with a copy (which shall not constitute notice) to:

          Drinker Biddle & Reath LLP
          1000 Westlakes Drive, Suite 300
          Berwyn, PA 19312
          Facsimile No.:  (610) 993-8585
          Attn:  Walter J. Mostek, Jr., Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 9.1, be deemed given upon
                                              -----------
delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section 9.1, be deemed given upon facsimile confirmation,
                     -----------
(iii) if delivered by mail in the manner described above to the address as provided for in this Section 9.1, be deemed given on the earlier of the third
                     -----------
Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section 9.1, be deemed
                                                     -----------
given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 9.1). Any party
                                                        -----------
from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     9.2  Entire Agreement. This Agreement and the Exhibits and Schedules
          ----------------
hereto, including Company Disclosure Schedule and the SciQuest Disclosure Schedule, constitute the entire Agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect and shall survive any termination of this Agreement or the Closing in accordance with its terms.

     9.3  Further Assurances; Post-Closing Cooperation. At any time or from time
          --------------------------------------------
to time after the Closing, the parties shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the other party to fulfill its obligations under this Agreement and the transactions contemplated hereby. Each party agrees to use commercially reasonable efforts to cause the conditions to its obligations to consummate the Merger to be satisfied.

     9.4  Waiver. Any term or condition of this Agreement may be waived at any
          ------
time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative. The Escrow Fund shall be the exclusive remedy available to SciQuest following the Effective Time.

     9.5  Third Party Beneficiaries. The terms and provisions of this Agreement
          -------------------------
are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this

Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article 7 or indemnification pursuant to
                                   ---------
Section 5.17.
------------

     9.6  No Assignment; Binding Effect. Neither this Agreement nor any right,
          -----------------------------
interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     9.7  Headings. The headings and table of contents used in this Agreement
          --------
have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     9.8  Invalid Provisions. If any provision of this Agreement is held to be
          ------------------
illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     9.9  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     9.10 Waiver of Trial by Jury. in any action or proceeding arising
          -----------------------
herefrom, the parties hereto consent to trial without a jury in any action, proceeding or counterclaim brought by any party hereto against the other or their successors in respect of any matter arising out of or in connection with this Agreement, regardless of the form of action or proceeding.

     9.11 Construction. The parties hereto agree that this Agreement is the
          ------------
product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

     9.12 Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     9.13 Specific Performance. The parties hereto agree that irreparable
          --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except where this Agreement specifically provides for arbitration, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                                  ARTICLE 10.
                                  DEFINITIONS

     10.1 Definitions. (a) As used in this Agreement, the following defined
          -----------
terms shall have the meanings indicated below:

          "2000 Operating Plan" means the documents entitled "2000 Monthly P&L Plan" and "Projected Balance Sheet-2000" issued by the Company on February 2, 2000.

          "Actions or Proceedings" means any action, suit, complaint, petition, investigation, proceeding, arbitration, litigation or Governmental or Regulatory Authority investigation, audit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Regulatory Authority.

          "Additional Options" has the meaning ascribed to it in Section 1.6.
                                                                 -----------

          "Affiliate" means, as applied to any Person, (a) each other Person directly or indirectly controlling, controlled by or under common control with, that Person, and (b) as to a corporation, each director and officer thereof, and as to a partnership, each general partner thereof, and as to a limited liability company, each managing member or similarly authorized person thereof. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

          "Aggregate Common Number" has the meaning ascribed to it in Section
                                                                      -------
1.6.
---

          "Aggregate Share Number" has the meaning ascribed to it in Section
                                                                     -------
1.6.
---

          "Agreement" means this Agreement and Plan of Merger and Reorganization, including (unless the context otherwise requires) the Exhibits, the Company Disclosure Schedule and the SciQuest Disclosure Schedule, and the certificates and instruments delivered in connection herewith, or incorporated by reference herein, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

          "Ancillary Agreements" has the meaning ascribed to it in Section 2.2.
                                                                   -----------

          "Approval" means any approval, authorization, consent, permit, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental or Regulatory Authority or any other Person.

          "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

          "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of Company, including financial statements, internal reports, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans.

          "Business Combination" means, with respect to any Person, (i) any merger, consolidation or other business combination to which such Person is a party, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person, (iii) any tender offer (including a self tender), exchange offer, recapitalization, restructuring, liquidation, dissolution or similar or extraordinary transaction, (iv) any sale, dividend or other disposition of all or a major portion of the Assets and Properties of such Person including by way of exclusive license or joint venture formation or (v) the entering into of any agreement or understanding, the granting of any rights or options, or the acquiescence of such Person, with respect to any of the foregoing.

          "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Delaware are authorized or obligated to close.

          "Business or Condition" means, with respect to any Person, the business, condition (financial or otherwise), results of operations, prospects or Assets and Properties of such Person and each of its Subsidiaries, taking such Person together with such Subsidiaries as a whole.

          "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of EMAX Solution Partners, as filed on August 17, 1999.

          "Closing" means the closing of the transactions contemplated by
Section 1.2.
-----------

          "Closing Date" has the meaning ascribed to it in Section 1.2.
                                                           -----------

          "COBRA" has the meaning set forth in Section 2.13(f).
                                               --------------

          "Company" has the meaning ascribed to it in the forepart of this Agreement.

          "Company Affiliates" has the meaning ascribed to it in Section 5.10.
                                                                 ------------

          "Company Capital Stock" means Company Common Stock and Company Preferred Stock.

          "Company Certificates" has the meaning ascribed to it in Section
                                                                   -------
1.8(b).
------

          "Company Common Stock" has the meaning ascribed to it in Section 2.3.
                                                                   -----------

          "Company Disclosure Schedule" means the schedules delivered to SciQuest by or on behalf of Company, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by Company in
Article 2 of this Agreement or otherwise.
---------

          "Company Financials" means the audited consolidated balance sheets of Company as of each of the fiscal years ended December 31, 1997 through December 31, 1999, respectively, and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years then ended, in each case, including the notes thereto.

          "Company 401(k) Plan" means Company's 401(k) Plan.

          "Company Option" means any Option to purchase Company Capital Stock granted pursuant to the Company Stock Plan.

          "Company Preferred Stock" has the meaning ascribed to it in Section
                                                                      -------
2.3.
---

          "Company Restricted Stock" means shares of Company Capital Stock which are subject to a repurchase option by Company.

          "Company Series A Preferred Stock" has the meaning ascribed to it in
Section 2.3.
-----------

          "Company Series B Preferred Stock" has the meaning ascribed to it in
Section 2.3.
-----------

          "Company Series D Preferred Stock" has the meaning ascribed to it in
Section 2.3.
-----------

          "Company Series E Preferred Stock" has the meaning ascribed to it in
Section 2.3.
-----------

          "Company Series F Preferred Stock" has the meaning ascribed to it in
Section 2.3.
-----------

          "Customer Software" has the meaning ascribed to it in Section 2.15.
                                                                ------------

          "Company Software" has the meaning ascribed to it in Section 2.15.
                                                               ------------

          "Company Stock Purchase Right" means the right to repurchase shares of Company Common Stock issued pursuant to the Company Stock Plan.

          "Company Stockholder Action" has the meaning ascribed to it in Section
                                                                         -------
2.30.
----

          "Company Stock Plan" has the meaning ascribed to it in Section
                                                                 -------
1.6(c)(i).
---------

          "Company Warrant" means each Stock Purchase Warrant listed or required to be listed in Section 2.3 of the Company Disclosure Schedule and each other
                ----------------------------------------------
warrant to purchase Company Capital Stock (if any) listed or required to be listed in Section 2.3 of the Company Disclosure Schedule.
          ----------------------------------------------

          "Competing Transaction" as defined in Section 4.2.
                                                -----------

          "Confidentiality Agreement" has the meaning ascribed to it in Section
                                                                        -------
5.4.
---

          "Contract" means any of the following contracts, agreements, commitments, arrangements or understandings to which a specified Person or any of its Subsidiaries is subject, whether oral or in writing.

               (1) any distributor, sales, advertising, agency or manufacturer's representative contract;

               (2) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contract more than fifty thousand dollars ($50,000) over the life of the contract;

               (3) any contract that expires or may be renewed at the option of any person other than Company so as to expire more than one year after the date of this Agreement and that involves payments of more than fifty thousand dollars ($50,000) over the life of the contract;

               (4) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

               (5) any contract for capital expenditures in excess of fifty thousand dollars ($50,000) in the aggregate;

               (6) any contract limiting the freedom of Company to engage in any line of business or to compete with any other Person or any confidentiality, secrecy or nondisclosure contract;

               (7) any contract pursuant to which Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

               (8) any contract with any person with whom Company does not deal at arm's length; or

               (9) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

          "Customer Contracts" has the meaning ascribed to it in Section 2.15.
                                                                 ------------

          "Customer Software" has the meaning ascribed to it in Section 2.15.
                                                                ------------

          "Certificate of Merger" has the meaning set forth in Section 1.2.
                                                               -----------

          "Depositary Agent" has the meaning ascribed to it in the Escrow Agreement.

          "DGCL" means the Delaware General Corporate Law and all amendments and additions thereto.

          "Disclosure Schedule" means the Company Disclosure Schedule and the SciQuest Disclosure Schedule.

          "Dissenting Shares" has the meaning ascribed to it in Section 1.7(a).
                                                                --------------

          "Distributor" has the meaning ascribed to it in Section 2.15.
                                                          ------------

          "Distributor Agreement" has the meaning ascribed to it in Section
                                                                    -------
2.15.
----
          "Effective Time" has the meaning ascribed to it in Section 1.2.
                                                             -----------

          "Employment Agreement" has the meaning ascribed to it in Exhibit H.
                                                                   ---------

          "Environment" means air, surface water, ground water, or land, including land surface or subsurface, and any receptors such as persons, wildlife, fish, biota or other natural resources.

          "Environmental Cleanup Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites relating to investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any location at which there has been a Release or threatened or suspected Release of a Hazardous Material.

          "Environmental Law" means any federal, state, local or foreign environmental, health and safety or other Law relating to Hazardous Materials, including the Comprehensive,

Environmental Response Compensation and Liability Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act and the Federal Insecticide, Fungicide and Rodenticide Act.

          "Environmental Permit" means any permit, license, approval, consent or authorization required under or in connection with any Environmental Law and includes without limitation any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority.

          "Equity Equivalents" means securities (including Options to purchase any shares of Company Capital Stock) which, by their terms, are or may be exercisable, convertible or exchangeable for or into common stock, preferred stock or other equity securities of Company at the election of the holder thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          "ERISA Affiliate" shall refer to any trade or business whether or not incorporated, under common control with the Company or SciQuest, as applicable, within the meaning of Section 414(b), (c), (m), or (o) of the Internal Revenue Code or Sections 4001(a) or (b) of ERISA.

          "Escrow Amount" means the number of shares of SciQuest Common Stock obtained by multiplying (x) the aggregate number of shares of SciQuest Common Stock issuable by the SciQuest at the Effective Time to holders of Company Capital Stock in accordance with the Section 1.6(a) by (y) 20%. The shares
                                     --------------
deposited with the Depositary Agent shall, to the extent possible, be shares that are not subject to any repurchase rights.

          "Escrow Fund" has the meaning ascribed to it in the Escrow Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

          "Exchange Agent" means SunTrust Bank, Atlanta.

          "Exchange Ratio" has the meaning assigned in Section 1.6.
                                                       -----------

          "Expiration Date" has the meaning assigned in Section 7.1.
                                                        -----------

          "Financial Statement Date" means December 31, 1999.

          "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

          "Good Faith Consultation" with a Person's independent accountants, as used in Section 2.9(z), Section 2.30 and Section 3.9 of this Agreement, means
        --------------  ------------     -----------
consultation with such accountants following disclosure in good faith to such accountants of all facts requested by such accountants or which the specified Person otherwise had reason to believe would be relevant to such accountants' assessment.

          "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include any stock exchange, quotation service and the National Association of Securities Dealers.

          "Hazardous Material" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, (b) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; or (c) any other chemical, material, substance or waste which is regulated by any Governmental or Regulatory Authority or which could constitute a nuisance.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Income Tax" means (i) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever, excluding any Other Tax, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such Tax (domestic or foreign); or (ii) any liability of a Person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg. (S)1.15026 or comparable provisions of any Taxing Authority in respect of a Tax Return of a Relevant Group or any Contract.

          "Indebtedness" of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by bonds, debentures or similar instruments,
(c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

          "Information Statement" has the meaning ascribed to it in Section
                                                                    -------
2.30.
----
          "Intangible" has the meaning ascribed to it in Section 2.15.
                                                         ------------

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by Company.

          "IRS" means the United States Internal Revenue Service or any successor entity.

          "Law" or "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

          "Leased Real Property(ies)" has the meaning ascribed to it in Section
                                                                        -------
2.15(a).
-------

          "Liabilities" means all Indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

          "License Agreement" has the meaning ascribed to it in Section 2.15.
                                                                ------------

          "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

          "Loss(es)" means any and all damages, fines, fees, Taxes, penalties, deficiencies, losses, expenses, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (regardless of whether incurred in connection with a Third Party Claim (as defined in the Escrow Agreement)). Losses shall also include reasonably measurable diminution in value and lost profits that are reasonably attributable to an inaccuracy or breach of any representation, warranty, covenant or agreement of Company contained herein or in any instrument delivered pursuant to this Agreement.

          "Material Adverse Effect" or "Material adverse change" means an effect, event or change that is materially adverse to the Business or Condition of the specified Person and its Subsidiaries, taking such Person and its Subsidiaries together as a whole; provided, however, in determining whether there has been a "material adverse effect" on or "material adverse change" in the Business or Condition of the Company or SciQuest, none of the following, by themselves, either alone or in combination, shall constitute a "Material Adverse Effect" or "material adverse change" with respect to the Company or SciQuest, as the case may be: (a) changes in the market price or trading volume of SciQuest Common Stock, or failure by SciQuest to meet the revenue or earnings predictions of equity analysts as reflected in the First Call consensus estimate, or any other revenue or earnings predictions or expectations, for any quarterly period ending (or for which earnings are released) on or after the date of this Agreement and prior to the Closing Date, (b) changes, events or effects that the affected party demonstrates are caused primarily and directly by (i) the announcement or other disclosures of the transactions contemplated by this Agreement or (ii) changes in economic conditions affecting the United States economy as a whole or affecting SciQuest's or the Company's industry as a whole.

          "Merger" has the meaning ascribed to it in the recitals to this Agreement.

          "NASD" means the National Association of Securities Dealers, Inc.

          "NNM" means the distinct tier of The NASDAQ Stock Market referred to as the NASDAQ National Market.

          "Option" with respect to any Person means any security, right, subscription, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

          "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

          "Other Agreement" has the meaning ascribed to it in Section 2.15.
                                                              ------------

          "Other Agreement" has the meaning ascribed to it in Section 2.15.
                                                              ------------

          "Other Software" has the meaning ascribed to it in Section 2.15.
                                                             ------------

          "Other Tax" means any sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign), other than Income Tax.

          "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

          "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "Plan" means (i) each of the "employee benefit plans" (as such term is defined in Section 3(3) of ERISA), of which Company or any ERISA Affiliate is or ever was a sponsor or participating employer or as to which Company or any of its ERISA Affiliates makes contributions or is required to make contributions, and (ii) any similar employment, severance or other arrangement or policy of any of Company or any of its ERISA Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including selfinsured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

          "Preferred Share Number" has the meaning ascribed to in Section 1.6.
                                                                  -----------

          "PTO" means the United States Patent and Trademark Office.

          "Registration Rights Agreement" has the meaning ascribed to it in
Section 6.2(e).
--------------

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

          "Relevant Group" has the meaning ascribed to it in Section 2.10(a).
                                                             ---------------

          "Representatives" has the meaning ascribed to it in Section 4.2.
                                                              -----------

          "Registrations" has the meaning ascribed to it in Section 2.15.
                                                            ------------

          "SciQuest" has the meaning ascribed to it in the forepart of this Agreement.

          "SciQuest Affiliate" has the meaning ascribed to it in Section 5.11.
                                                                 ------------

          "SciQuest Affiliate Agreement" has the meaning ascribed to it in
Section 5.17.
------------

          "SciQuest Common Stock" has the meaning ascribed to it in Recital C to
                                                                    ---------
this Agreement.

          "SciQuest Disclosure Schedule" means the schedules delivered to Company by or on behalf of SciQuest, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by SciQuest in Article 3 of this Agreement or otherwise.
   ---------

          "SciQuest Financial Statements" has the meaning ascribed to it in
Section 3.4.
-----------

          "SEC" means the Securities and Exchange Commission or any successor entity.

          "SEC Documents" means, with respect to any Person, each report, schedule, form, statement or other document filed with the SEC by such Person pursuant to Section 13(a) of the Exchange Act.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Signing Stock Price" means the average of the last sale prices of SciQuest Common Stock on the NNM for the ten trading days ending on the trading day immediately prior to the date of this Agreement.

          "Stockholder Certificate" has the meaning ascribed to it in Section
                                                                      -------
5.1(c).
------

          "Site" means any of the real properties currently or previously owned, leased, occupied, used or operated by Company, any predecessors of Company, or any entities previously owned by Company, including all soil, subsoil, surface waters and groundwater.

          "Software" has the meaning ascribed to it in Section 2.15.
                                                       ------------

          "Source Code Agreement" has the meaning ascribed to it in Section
                                                                    -------
2.15.
----

          "Subsidiary" means any Person in which Company or SciQuest, as the context requires, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

          "Voting Agreement" has the meaning ascribed to it in Recital D.
                                                               ---------

          "Surviving Corporation" has the meaning ascribed to it in Section 1.1.
                                                                    -----------

          "Takeover Statute" means a "fair price," "Moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States.

          "Tax Returns" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Income Tax or Other Tax.

          "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having jurisdiction with respect to any Tax.

          "Third Party Expenses" has the meaning ascribed to it in Section 5.5.
                                                                   -----------

          "Third Party License Agreement" has the meaning ascribed to it in
Section 2.15.
------------

          "Warranty Obligations" has the meaning ascribed to it in Section 2.25.
                                                                   ------------

          (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Company, (vi) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (vii) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. The term "party" or

"parties" when used herein refer to SciQuest or Merger Sub, on the one hand, and Company, on the other.

          (c) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, and (ii) with respect to any other Person, the actual knowledge of the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as the officers and directors of such Person, and (iii) in the case of each of (i) and (ii), the knowledge of facts that such individuals should have after due inquiry.

     IN WITNESS WHEREOF, SciQuest, Merger Sub and Company have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.


SCIQUEST.COM, INC.                           SCIQUEST ACQUISITION, INC.


By:____________________________________      By:________________________

   Vice President                               Vice President

EMAX SOLUTION PARTNERS, INC.


By:____________________________________

   President and Chief Executive Officer